Exhibit 4.2

EXECUTION VERSION

SEALY MATTRESS COMPANY
and
SEALY CORPORATION,
as Co-Issuers,

and

GUARANTORS NAMED HEREIN,
as Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Collateral Agent

Supplemental Indenture

Dated as of July 10, 2009

8% Senior Secured Third Lien Convertible Notes due 2016

TABLE OF CONTENTS

Page
Article 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Scope of Supplemental Indenture	2
Section 1.02. Definitions	2
Section 1.03. Incorporation by Reference of Trust Indenture Act	31
Section 1.04. Rules of Construction	31

Article 2
CO-ISSUERS

Section 2.01. Addition of Co-Issuer; Waiver of Parent Guarantee	31

Article 3
THE NOTES

Section 3.01. Designation, Amount and Issuance of Notes	31
Section 3.02. Form of the Notes and Transfers	32
Section 3.03. Date and Denomination of Notes; Payment at Maturity; Payment of Interest	33
Section 3.04. Outstanding Notes	35

Article 4
REPURCHASE OF NOTES

Section 4.01. Repurchase at Option of the Holder upon a Fundamental Change	36
Section 4.02. Notes Repurchased in Part	38
Section 4.03. Covenant to Comply with Securities Laws Upon Repurchase of Notes	38

Article 5
COVENANTS

Section 5.01. Replacement of Covenants in Base Indenture; Payment of Accreted Principal Amount	39
Section 5.02. Maintenance of Office or Agency	39
Section 5.03. Money For Notes Payments to be Held in Trust	39
Section 5.04. Corporate Existence	40
Section 5.05. Payment of Taxes and Other Claims	40
Section 5.06. Maintenance of Properties	41
Section 5.07. Insurance	41
Section 5.08. Statement by Officers as to Default	42
Section 5.09. Reports and other Information	42
Section 5.10. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock	43

i

SUPPLEMENTAL INDENTURE, dated as of July 10, 2009 by and between SEALY MATTRESS COMPANY, an Ohio corporation (the “Company”), SEALY CORPORATION, a Delaware corporation (“Parent” and, together with the Company, the “Co-Issuers”), SEALY MATTRESS CORPORATION, a Delaware corporation (“Holdings”), and certain of the Company’s direct and indirect wholly-owned Domestic Subsidiaries, each named in the signature pages hereto (each, a “Subsidiary Guarantor” and, together with Holdings, collectively, the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) to the indenture dated as of July 10, 2009 among the Company, the Guarantors (as defined therein) and the Trustee (as amended and supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the future issuance of the Company’s Securities from time to time in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

WHEREAS, Section 301 of the Base Indenture provides for the Company to establish Securities of any series pursuant to a supplemental indenture, and Section 901(d) of the Base Indenture provides for the Company and the Trustee to enter into such supplemental indenture to establish the form or terms of Securities of such series as permitted by Sections 201 and 301 of the Base Indenture without the consent of any Holders;

WHEREAS, the Board of Directors of each Co-Issuer has duly adopted resolutions authorizing the Co-Issuers to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Co-Issuers desire to provide for the establishment of a new series of their Securities to be known as “8% Senior Secured Third Lien Convertible Notes due 2016” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Conversion Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, the Co-Issuers have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid and legally binding instrument in accordance with its terms and (ii) the Notes, when executed by the Co-Issuers and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Co-Issuers, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the benefit of the Holders of the Notes, the Co-Issuers, Holdings and the Subsidiary Guarantors and the Trustee and Collateral Agent hereby agree as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Scope of Supplemental Indenture.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture.

Section 1.02.  Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)                                  all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture;

(iii)                               all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv)                              all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“ABL Asset Sale Offer” has the meaning set forth in Section 1018 of the First Lien Notes Indenture.

“ABL Collateral” has the meaning assigned to the term “ABL Priority Collateral” in the Intercreditor Agreement.

“ABL Secured Parties” has the meaning assigned to the term “ABL Claimholders” in the Intercreditor Agreement.

“Accreted Principal Amount” per Note means, as of any Interest Payment Date, the Initial Principal Amount of such Note increased by the sum of the Accretion Amounts for all prior Interest Payment Dates.

“Accretion Amount” means, as of any Interest Payment Date, the interest on the Accreted Principal Amount, as increased as of the immediately preceding Interest Payment Date, (or if there is no immediately preceding Interest Payment Date, interest on the Initial Principal Amount) (which interest shall be at the rate set forth in Section 3.03) accrued from and including such immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from and including the Issue Date) to but excluding such Interest Payment Date.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)                                  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional First Lien Notes” means any additional first lien notes (other than the First Lien Notes) issued after the original issuance of the First Lien Notes that are substantially similar to the First Lien Notes and are secured by any of the Collateral with Pari Passu Lien Priority relative to the First Lien Notes and with respect to which the holders (or a trustee or agent on behalf of such holders) shall have executed a supplement to the Intercreditor Agreement agreeing to be bound thereby on the same terms applicable to the holders of First Lien Notes.

“Additional Notes” means any additional third lien notes (other than the Notes) issued after the original issuance of the Notes that are substantially similar to the Notes and are secured by any of the Collateral with Pari Passu Lien Priority relative to the Notes and with respect to which the holders (or a trustee or agent on behalf of such holders) shall have executed a supplement to the Intercreditor Agreement agreeing to be bound thereby on the same terms applicable to the holders of Notes.

“Additional Shares” has the meaning specified in Section 10.05.

“Adjusted Net Assets” has the meaning specified in Section 11.05.

“Adjustment Event” has the meaning specified in Section 10.06(k).

“Affiliate Transaction” has the meaning specified in Section 5.12(a).

“After Acquired Property” means any property of the Co-Issuers or any Guarantor acquired after the Issue Date that is intended to secure the Obligations under this Indenture and the Notes pursuant to this Indenture and the Security Documents.

“Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.

“Agent Members” has the meaning specified in Section 3.03(d)(v).

“Applicable Price” has the meaning specified in Section 10.05.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale Offer” has the meaning specified in Section 1018 of the First Lien Notes Indenture.

“Bank Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Credit Agreement, and any successor thereto in such capacity.

“Bank Lenders” means the lenders or holders of Indebtedness issued under the Credit Agreement.

“Base Indenture” has the meaning specified in the Preamble.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of such board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and, if required by this Indenture, delivered to the Trustee.

“Borrowing Base” means, as of any date, an amount equal to the sum of (x) 85% of the book value of the accounts receivable and (y) 65% of the book value of the inventory, in each case of the Company, Parent and the Guarantors on a consolidated basis as of the end of the most recently completed fiscal quarter preceding such date for which internal financial statements are available.

“Business Day” means, solely for purposes of this Indenture and notwithstanding the definition thereof in Section 101 of the Base Indenture, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means:

(1)                                  in the case of a corporation, corporate stock,

(2)                                  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)                                  United States dollars,

(2)                                  pounds sterling,

(3)                                  (a) euro, or any national currency of any participating member state in the European Union or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

(4)                                  securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(5)                                  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,

(6)                                  repurchase obligations for underlying securities of the types described in clauses (4) and (5) above, entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7)                                  commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof,

(8)                                  investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above,

(9)                                  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition, and

(10)                            Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Co-Issuer Request” and “Co-Issuer Order” mean, respectively, a written request or order, as the case may be, signed in the name of Parent or the Company, as applicable, by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of Parent or the Company, as applicable, and delivered to the Trustee.

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock is traded.  If Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” will be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization.  If Common Stock is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as “Collateral Agent” under this Indenture and under the Security Documents, and any successor thereto in such capacity.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock, par value $0.01 per share, of Parent or such other Capital Stock into which Parent’s common stock is reclassified or changed.

“Company” has the meaning set forth in the Preamble.

“consolidated” or “Consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)                                  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No.133 “Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations, and excluding amortization of deferred financing fees and any expensing of bridge or other financing fees), and

(b)                                 consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c)                                  interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, without limitation, relating to severance, relocation and new product introductions) shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under Section 1010(a)(4)(C) of the First Lien Notes Indenture, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) the effects of adjustments resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

(8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded, and

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded.

“Consolidated Senior Secured Debt Ratio” means, as of any date of determination, the ratio of (1) the sum of Lenders Debt plus the aggregate amount outstanding under any Receivables Facility plus the aggregate principal amount of the First Lien Notes plus the aggregate principal amount (or accreted value) of any Other First Lien Note Obligations to (2) the Company’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)                                  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)                                  to advance or supply funds:

(A)                              for the purchase or payment of any such primary obligation, or

(B)                                to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)                                  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Conversion Agent” means the agency appointed by the Co-Issuers to which Notes may be presented for conversion.  The Conversion Agent appointed by the Co-Issuers shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 10.04(a).

“Conversion Notice” has the meaning specified in Section 10.04(a).

“Conversion Obligation” has the meaning specified in Section 10.01.

“Conversion Price” has the meaning specified in Section 10.01.

“Conversion Rights Termination Date” has the meaning specified in Section 10.02(a).

“Credit Agreement” means the Credit Agreement dated as of May 13, 2009 among the Company, the guarantor parties thereto, the various lenders and agents party thereto and J.P. Morgan Chase Bank, N.A. as administrative agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means, with respect to the Company, one or more debt facilities, including, without limitation, the Credit Agreement or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Current Market Price” of Common Stock on any day means the average of the Closing Sale Price of Common Stock for each of the 10 consecutive Trading Days ending on the Trading Day before the ex-dividend date with respect to the issuance or distribution requiring such computation.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Dealer Manager Agreement” means the dealer manager agreement dated May 27, 2009 among the Co-Issuers, the Guarantors and Citigroup Global Markets Inc. relating to the rights offering for the Notes.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 201 of the Base Indenture.

“Depositary” has the meaning set forth in the Base Indenture, and shall initially mean DTC until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean such successor.

“Designated Preferred Stock” means preferred stock of the Company or any parent thereof (in each case other than Disqualified Stock) that is issued for cash (other than to Parent, a Guarantor or a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Company or the applicable parent thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 1010(a)(4)(C) of the First Lien Notes Indenture.

“Determination Date” has the meaning specified in Section 10.06(k).

“Discharge of ABL Obligations” means the date on which the Lenders Debt has been paid in full, in cash, all commitments to extend credit thereunder shall have been terminated and the Lenders Debt is no longer secured by the ABL Collateral; provided that the Discharge of ABL Obligations shall not be deemed to have occurred in connection with a refinancing of such Lenders Debt with Indebtedness secured by such ABL Collateral on a first-priority basis under an agreement that has been designated in writing by the administrative agent under the Credit Facility so refinancing the Credit Agreement and the First Lien Notes Trustee to be in accordance with the terms of the Intercreditor Agreement.

“Discharge of First Lien Note Obligations” means the date on which the First Lien Note Obligations have been paid in full and are no longer secured by the Notes Collateral; provided that the Discharge of First Lien Note Obligations shall not be deemed to have occurred in connection with a refinancing of such First Lien Notes with Indebtedness secured by such Notes Collateral on a first-priority basis under an agreement so refinancing the First Lien Notes that has been designated in writing by the administrative agent under the Credit Facility and the First Lien Notes Trustee to be in accordance with the terms of the Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the Maturity Date or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any direct or indirect wholly-owned Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (without duplication)

(a) provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(b) Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Indenture (whether or not successful), including such fees, expenses or charges related to the offering of the First Lien Notes, the Notes and the Credit Facilities, and deducted in computing Consolidated Net Income, plus

(e) the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, plus

(f) any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g) the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus

(h) any net gain or loss resulting from currency exchange risk Hedging Obligations, plus

(i) the amount of management, monitoring, consulting and advisory fees and related expenses paid to KKR or any of its Affiliates, plus

(j) expenses related to the implementation of enterprise resource planning system, less

(k) non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

“Effective Date” means the date on which a Make-Whole Event occurs or becomes effective.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of the Company or any of its direct or indirect parents (excluding Disqualified Stock), other than:

(a) public offerings with respect to the Company’s or any direct or indirect parent’s common stock registered on Form S-8; and

(b) any sales to Parent or any of its Subsidiaries.

“Event of Default” has the meaning set forth in Section 6.01.

“Excess ABL Proceeds” has the meaning specified in Section 1018 of the First Lien Notes Indenture.

“Excess Proceeds” has the meaning specified in Section 1018 of the First Lien Notes Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Existing Indebtedness” means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Expiration Date” has the meaning specified in Section 10.06(e).

“Expiration Time” has the meaning specified in Section 10.06(e).

“First Lien Notes” means the 10.875% Senior Secured Notes due 2016 issued on May 29, 2009 in an aggregate amount not to exceed $350,000,000 and all guarantees thereof.

“First Lien Notes Collateral” means the portion of the Collateral as to which First Lien Notes and related guarantees have a first priority security interest subject to Permitted Liens.

“First Lien Notes Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as notes collateral agent under the First Lien Notes Indenture and under the related security documents, and any successor thereto in such capacity.

“First Lien Notes Indenture” means the indenture dated as of May 29, 2009, among the Company, as issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent; provided that “First Lien Notes Indenture” refers to the First Lien Notes Indenture in effect on the Issue Date and for the avoidance of doubt does not incorporate any amendments to the First Lien Notes Indenture made after the Issue Date.

“First Lien Notes Secured Parties” means, collectively, the First Lien Notes Trustee, the First Lien Notes Collateral Agent, each holder of First Lien Notes, each other holder of, or obligee in respect of any Obligations in respect of the First Lien Notes and holders of Other First Lien Note Obligations and each Authorized Representative (as defined in the First Lien Notes Security Agreement) thereto.

“First Lien Notes Security Agreement” means the security agreement dated as of May 29, 2009 among the First Lien Notes Collateral Agent, the Company and the guarantor parties thereto as the same may be amended or supplemented from time to time in accordance with its terms.

“First Lien Notes Trustee” means The Bank of New York Mellon Trust Company, N.A.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than reductions in amounts outstanding under revolving facilities unless accompanied by a corresponding termination of commitment) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance, redemption, retirement or extinguishment of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by such Person or any Restricted Subsidiary thereof during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any other Person (that subsequently became a Restricted Subsidiary or was merged with or into such Person or any Restricted Subsidiary thereof since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)                                  Consolidated Interest Expense (excluding amounts for interest payments that are payments-in-kind or any accretion to principal amount on the Notes of such Person for such period),

(b)                                 all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person, and

(c)                                  all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Fundamental Change” shall be deemed to have occurred at such time after the original issuance of the Notes when the following has occurred:

(1)                                  the Co-Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Parent or the Company, as applicable; provided that any transaction initiated by KKR and its Affiliates (other than Parent and its Subsidiaries) shall not be a “Fundamental Change”;

(2)                                  consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of Parent or the Company, as applicable, or any sale, lease or other transfer of the consolidated assets of Parent or the Company, as applicable, and their respective subsidiaries substantially as an entirety) or a series of related transactions or events pursuant to which Common Stock or common stock of the Company, as applicable, is converted for, converted into or constitutes solely the right to receive cash, securities or other property, other than any merger or consolidation:

(i)                                     that does not result in a reclassification, conversion, exchange or cancellation of Parent’s outstanding Common Stock or the Company’s outstanding common stock, as applicable, and pursuant to which the consideration received by holders of Common Stock or holders of common stock of the Company, as applicable, immediately prior to the transaction entitles such holders to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or

(ii)                                  which is effected solely to change Parent’s or the Company’s, as applicable, jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock or common stock of the Company, as applicable, solely into shares of common stock of the surviving entity; or

(3)                                  Common Stock (or other common stock into which the Notes are then convertible) is not listed for trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors).

“Fundamental Change Co-Issuers Notice” has the meaning specified in Section 4.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 4.01(b)(ix).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 4.01(c).

“Fundamental Change Repurchase Price” has the meaning specified in Section 4.01(a).

“Funding Guarantor” has the meaning specified in Section 11.05.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.  At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided further that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Global Note” means a Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 201 of the Base Indenture.

“Global Note Legend” means the legend set forth on the Form of Note in Exhibit A hereof, which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Government Securities” means securities that are:

(a)                                  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(b)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Co-Issuers’ obligations under this Indenture.

“Guarantors” means Holdings and all Restricted Subsidiaries that are wholly-owned Domestic Subsidiaries as of the Issue Date and any other Subsidiary of the Company that executes a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)                                  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and

(2)                                  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdings” has the meaning specified in the Preamble.

“incur” has the meaning specified in Section 5.10(a) of this Indenture.

“incurrence” has the meaning specified in Section 5.10(a) of this Indenture.

“Indebtedness” means, with respect to any Person,

(a)                                  any indebtedness (including principal and premium) of such Person, whether or not contingent:

(1)                                  in respect of borrowed money;

(2)                                  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);

(3)                                  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business; or

(4)                                  representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b)                                 to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c)                                  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness; and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness.

“Indenture” means the Base Indenture, solely to the extent it governs the Notes, as supplemented by this Supplemental Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Supplemental Indenture and any such supplemental indenture, respectively.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Lien” has the meaning specified in Section 5.11.

“Initial Principal Amount” of any Note means the principal amount of such Note on the Issue Date.

“Insolvency or Liquidation Proceeding” means:

(a)                                  any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to either Co-Issuer or any Guarantor;

(b)                                 any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either Co-Issuer or any Guarantor or with respect to a material portion of their respective assets;

(c)                                  any composition of liabilities or similar arrangement relating to either Co-Issuer or any Guarantor, whether or not under a court’s jurisdiction or supervision;

(d)                                 any liquidation, dissolution, reorganization or winding up of either Co-Issuer or any Guarantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(e)                                  any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of either Co-Issuer or any Guarantor.

“Intercreditor Agreement” means the intercreditor agreement dated as of May 29, 2009 among the Bank Collateral Agent, the First Lien Notes Trustee and First Lien Notes Collateral Agent, the Company and each guarantor party thereto, as supplemented by the Junior Secured Notes Joinder Agreement dated as of the Issue Date, and as it may be amended from time to time in accordance with this Indenture.

“Interest Payment Date” has the meaning specified in Section 3.03(c).

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary”,

(1)                                  “Investments” shall include the portion (proportionate to the Company’s Equity Interests in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(x)                                   the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(y)                                 the portion (proportionate to the Company’s Equity Interests in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Issue Date” means July 10, 2009.

“Junior Lien Priority” means, relative to specified Indebtedness, having Lien priority that is junior to the Notes on specified Collateral and either subject to the Intercreditor Agreement or an intercreditor agreement on a basis that is no more favorable to the holder of such specified indebtedness than the provisions applicable to the Holders relative to the ABL Secured Parties and First Lien Notes Secured Parties.

“KKR” means Kohlberg Kravis Roberts & Co. L.P.

“Lenders Debt” means any (i) Indebtedness outstanding from time to time under the Credit Agreement, (ii) any Indebtedness which has a first priority security interest in the ABL Collateral (subject to Permitted Liens) and (iii) all cash management Obligations and Hedging Obligations incurred with any Bank Lender (or their affiliates).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Make-Whole Event” shall be deemed to have occurred at such time after the Issue Date when the following has occurred:

(1)                                  the Co-Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Parent or the Company, as applicable; provided that any transaction initiated by KKR and its Affiliates (other than Parent and its Subsidiaries) shall not cause a “Make-Whole Event”;

(2)                                  consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of Parent or the Company, as applicable, or any sale, lease or other transfer of the consolidated assets of Parent or the Company, as applicable, and their respective subsidiaries substantially as an entirety) or a series of related transactions or events pursuant to which Common Stock or common stock of the Company, as applicable, is converted for, converted into or constitutes solely the right to receive cash, securities or other property, other than any merger or consolidation which is effected solely to change Parent’s or the Company’s, as applicable, jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock or common stock of the Company, as applicable, solely into shares of common stock of the surviving entity; or

(3)                                  Common Stock (or other common stock into which the Notes are then convertible) is not listed for trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors);

provided that the definition of Make-Whole Event shall not include a merger or consolidation under clause (1) or any event specified under clause (2), in each case, if at least 90% of the consideration paid for Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of common stock traded on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions, the Notes become convertible into such shares of common stock.

“Make-Whole Period” has the meaning specified in Section 10.05.

“Management Group” means at any time, the Chairman of the Board, any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of any of Parent or its Subsidiaries at such time.

“Management Notes” means up to $25,000,000 aggregate principal amount of 8.00% convertible senior secured third lien notes due 2016 of the Co-Issuers, having terms and conditions that are not less favorable to the Co-Issuers than the Notes and with respect to which the holders (or a trustee or agent on behalf of such holders) shall have executed a supplement to the Intercreditor Agreement agreeing to be bound thereby on the same terms applicable to the Holders.

“Maturity Date” means July 15, 2016.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Debt” means, on a consolidated basis, (i) the Indebtedness of Parent and its Subsidiaries (excluding the Notes and Management Notes) less (ii) Cash Equivalents held by Parent and its Subsidiaries.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Notes” has the meaning set forth in the fourth paragraph of the recitals of this Supplemental Indenture, and “Note” means each $25 Initial Principal Amount of Notes.

“Notes Secured Parties” means the Trustee, the Collateral Agent, each Holder, any holders of Additional Notes and each other holder of, or obligee in respect of, any obligations in respect of the Notes outstanding at such time, in each case, in its capacity as such and not in any other capacity.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the board of directors, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of Parent or the Company, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Co-Issuers by two Officers of each of the Co-Issuers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of each Co-Issuer and that meets the requirements set forth in this Indenture.

“open of business” means 9:00 a.m. (New York City time).

“Other First Lien Note Obligations” means any Additional First Lien Notes and any other Indebtedness having Pari Passu Lien Priority relative to the First Lien Notes with respect to First Lien Notes Collateral, either Pari Passu Lien Priority, Junior Lien Priority or no Lien with respect to the ABL Collateral and substantially identical terms as the First Lien Notes (other than issue price, interest rate, yield and redemption terms) and any Indebtedness that refinances or refunds (or successive refinancings and refundings) any First Lien Notes or Additional First Lien Notes and all obligations with respect to such Indebtedness; provided that such Indebtedness may (a) contain terms and covenants that are, in the reasonable opinion of the Company, less restrictive to the Company and the Restricted Subsidiaries than the terms and covenants under the First Lien Notes; provided that such Indebtedness has Pari Passu Lien Priority relative to the First Lien Notes; and (b) contain terms and covenants that are more restrictive to the Company and its Restricted Subsidiaries than the terms and covenants under the First Lien Notes so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the First Lien Notes and the First Lien Indenture are amended to contain any such more restrictive terms and covenants; provided further that such Indebtedness shall have a Stated Maturity that is the same as or later than that of the First Lien Notes.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)                                  Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                                  Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than either Co-Issuer) in trust or set aside and segregated in trust by either Co-Issuer (if either Co-Issuer shall act as Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)                                  Notes which have been paid pursuant to Section 306 of the Base Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Co-Issuers; and

(4)                                  Notes which have been converted pursuant to Article 10 of this Indenture into Common Stock or other securities or property;

provided, however, that in determining whether the Holders of the requisite Initial Principal Amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder relating to the matters specified in TIA § 316(a)(1), Notes owned by either Co-Issuer, any Guarantor or any other obligor upon the Notes or any Affiliate of either Co-Issuer, any Guarantor, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Parent” has the meaning set forth in the Preamble.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral.

“Paying Agent” has the meaning set forth in the Base Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Co-Issuers to pay the principal amount of, interest on, or Fundamental Change Repurchase Price of, any Notes on behalf of the Co-Issuers.

“Permitted Holders” means KKR, its Affiliates and the Management Group.

“Permitted Investments” has the meaning set forth in the First Lien Notes Indenture.

“Permitted Liens” means, with respect to any Person:

(1)                                  pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S.  government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)                                  Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)                                  Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)                                  Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)                                  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)                                  (A) Liens securing Senior Indebtedness permitted to be incurred pursuant to Section 5.10(a) hereof; provided that any such Indebtedness has Pari Passu Lien Priority relative to the Notes; provided further that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be no greater than 2.75 to 1.0 and (B) Liens securing Indebtedness pursuant to Section 5.10(b)(v) hereof; provided that Liens securing Indebtedness incurred pursuant to Section 5.10(b)(v) are solely on acquired property or the assets of the acquired entity;

(7)                                  Liens existing on the Issue Date (other than Liens in favor of secured parties under the Credit Agreement and First Lien Notes);

(8)                                  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(9)                                  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(10)                            Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 5.10 hereof;

(11)                            Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such Hedging Obligations;

(12)                            Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)                            leases and subleases of real property granted to others in the ordinary course of business so long as such leases and subleases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(14)                            Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)                            Liens in favor of the Company or any Guarantor;

(16)                            Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s client at which such equipment is located;

(17)                            Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18)                            Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6)(B), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Notes and Holders thereof than the original Liens and the related Indebtedness;

(19)         other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding; provided that if such Liens attach to Collateral, such Liens have Pari Passu Lien Priority relative to the Notes;

(20)         (A) Liens securing Indebtedness incurred pursuant to Section 5.10(b)(i) hereof and (B) Liens securing Indebtedness incurred pursuant to Section 5.10(b)(iii)(A) hereof and any Refinancing Indebtedness with respect thereto; provided that with respect to clause (A) or (B), the holder of such Lien is a party to or agrees to become party to or bound by the Intercreditor Agreement or intercreditor agreements consistent with the Intercreditor Agreement;

(21)         Liens securing the Notes and the Management Notes, Refinancing Indebtedness with respect to the Notes and the Management Notes, the Guarantees and other guarantees relating thereto and any obligations with respect to such Notes and Management Notes, Refinancing Indebtedness, the Guarantees or other guarantees;

(22)         Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral;

(23)         Liens to secure Indebtedness of any Foreign Subsidiary permitted by Section 5.10(b)(xix) hereof covering only the assets of such Foreign Subsidiary; and

(24)         Liens to secure any Third Lien Indebtedness or any Indebtedness with Junior Lien Priority to the extent such Liens and such Indebtedness are permitted pursuant to the First Lien Notes Indenture.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company shall, in its sole discretion, classify (but not reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and shall only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such Lien shall be treated as having been incurred pursuant to only one of such clauses.

“Place of Payment” means, for purposes of the Notes, New York, New York.

“Pledge Agreement” means the third lien pledge agreement dated as of the Issue Date by and among the Collateral Agent, the Company and the Guarantors as the same may be amended or supplemented from time to time in accordance with its terms.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prospectus Supplement” means the Prospectus Supplement dated May 27, 2009 relating to the rights offering for the Notes.

“Publicly Traded Securities” means shares of common stock listed on a national securities exchange, which will be so listed when issued or exchanged in connection with an event that would be a Fundamental Change but for the second proviso in the definition of such term.

“Receivables Facility” means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries pursuant to which the Company and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is converted for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by Parent’s Board of Directors or by statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 10.07.

“Refinancing Indebtedness” has the meaning specified in Section 5.10(b)(xvi).

“Refunding Capital Stock” has the meaning given to such term in the First Lien Notes Indenture.

“Reorganization Event” has the meaning specified in Section 10.07.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard and Poor’s Ratings Group.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Security Agreement” means the third lien security agreement dated as of the Issue Date among the Collateral Agent, the Company and the Guarantors as the same may be amended or supplemented from time to time in accordance with its terms.

“Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, control agreements and related agreements (including, without limitation, finance statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

“Senior Indebtedness” means:

(1)           all Indebtedness of the Co-Issuers or any Guarantor outstanding under the Credit Agreement and the First Lien Notes (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of either Co-Issuer or any Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings);

(2)           all Hedging Obligations (and guarantees thereof) permitted to be incurred under the terms of this Indenture;

(3)           any other Indebtedness of either Co-Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or the Guarantees; and

(4)           all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

“Senior Indebtedness” of any guarantor of the Notes, including the Guarantors, has a correlative meaning.

“Senior Subordinated Notes” means the Company’s 8.25% Senior Subordinated Notes due 2014 outstanding on the Issue Date.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the date of this Indenture or any business that is similar, reasonably related, incidental or ancillary thereto.

“Spin-Off” has the meaning specified in Section 10.06(c).

“Subordinated Indebtedness” means:

(a)           with respect to the Co-Issuers, any Indebtedness of the Co-Issuers which is by its terms subordinated in right of payment to the Notes, and

(b)           with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1)           any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2)           any partnership, joint venture, limited liability company or similar entity of which:

(x)            more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)           such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Co-Issuers’ obligations under this Indenture.

“Subsidiary Guarantor” means all of the Company’s Domestic Subsidiaries existing on the Issue Date and any other Subsidiary of the Company that executes a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes.

“Successor Company” has the meaning specified in Section 8.01(a).

“Successor Person” has the meaning specified in Section 8.02(a)(i).

“Supplemental Indenture” has the meaning set forth in the Preamble.

“Third Lien Indebtedness” means any Indebtedness (other than Notes, but including any Additional Notes) that is secured by the Collateral with Pari Passu Lien Priority relative to the Notes or is secured by some of the Collateral with Pari Passu Lien Priority relative to the Notes and is not secured by the balance of the Collateral and with respect to which the holders (or a trustee or agent on behalf of such holders) shall have executed a supplement to the Intercreditor Agreement agreeing to be bound thereby on the same terms applicable to the holders of Notes.

“Total Assets” means the total assets of the Company and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York

Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company pursuant to the First Lien Notes Indenture), and

(2)           any Subsidiary of an Unrestricted Subsidiary.

“Valuation Period” has the meaning specified in Section 10.06(c).

“Vice President”, when used with respect to the Company, Parent or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)           the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2)           the sum of all such payments.

“Wholly Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’

qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.03.  Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Co-Issuers and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 1.04.  Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           “or” is not exclusive; and

(3)           “including” means including without limitation.

ARTICLE 2
CO-ISSUERS

Section 2.01.  Addition of Co-Issuer; Waiver of Parent Guarantee.  Solely for purposes of the Notes, (i) each of Parent and the Company shall be jointly and severally liable for all obligations under the Notes and (ii) Parent shall cease to be a Guarantor under the Base Indenture.

ARTICLE 3
THE NOTES

Section 3.01.  Designation, Amount and Issuance of Notes.  The Notes shall be designated as “8% Senior Secured Third Lien Convertible Notes due 2016” and limited in aggregate Initial Principal Amount to $177,132,000, except as otherwise provided for in this

Indenture.  Upon the execution of this Supplemental Indenture, or from time to time thereafter, the Notes may be executed by the Co-Issuers and delivered to the Trustee for authentication.

Section 3.02.  Form of the Notes and Transfers.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes, the Conversion Notice, Fundamental Change Repurchase Notice and Assignment shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, hereto.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Co-Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any definitive Notes shall be printed, lithographed, typewritten or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the Officers of the Co-Issuers executing such Notes, as evidenced by their execution of such Notes.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian for the Global Notes, the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate Initial Principal Amount of outstanding Notes from time to time endorsed thereon and that the aggregate Initial Principal Amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate Initial Principal Amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

The transfer and exchange of beneficial interests in any Global Note shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures of the Depositary.  Except as provided in Section 3.03(d), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.  Upon receipt of a request to register such a transfer, the Securities Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.  In case a Holder shall transfer a portion of any Definitive Note, the Co-Issuers shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of such Definitive Note, without charge to such Holder, a new Definitive Note or Definitive Notes, of any authorized denomination, in aggregate Initial Principal Amount equal to the non-transferred portion of such Definitive Note.  A Holder of Definitive Notes may also exchange such Notes for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Notes and increase or cause to be increased the aggregate Initial Principal Amount of the Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate Initial Principal Amount of outstanding Notes from time to time endorsed thereon and that the aggregate Initial Principal Amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate Initial Principal Amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the Holder in accordance with this Indenture.  Payment of principal of, interest on and premium, if any, on any Global Notes shall be made to the Depositary in immediately available funds.  The Co-Issuers have initially designated the Trustee as their Paying Agent and Security Registrar in respect of the Notes and the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer.  The Co-Issuers may, however, change the Paying Agent or Security Registrar for the Notes without prior notice to the Holders, and either Co-Issuer may act as Paying Agent or Security Registrar for the Notes.

Section 3.03.  Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a)        Date and Denomination.  The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $25 and any integral multiple of $25 in excess thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Notes attached as Exhibit A hereto.

(b)        Payment at Maturity.  The Notes shall mature on July 15, 2016, unless earlier converted or repurchased in accordance with the provisions hereof.  On the Maturity Date or such earlier repurchase date, each Holder shall be entitled to receive the Accreted Principal Amount of its Notes, together with accrued and non-capitalized interest to, but not including, the Maturity Date or such earlier repurchase date.  With respect to Global Notes, principal and interest shall be paid to the Depositary in immediately available funds.  With respect to

Definitive Notes, principal and interest shall be payable at the Co-Issuers’ office or agency in New York City, which initially will be the Corporate Trust Office.  If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

(c)   Interest.  Interest on the Notes shall accrue at the rate of 8% per annum and will compound on a semi-annual basis on January 15 and July 15, whether or not any such date is a Business Day (each, an “Interest Payment Date”), commencing on July 15, 2009.  The Co-Issuers shall not pay interest in cash on any Interest Payment Date, but instead the Accreted Principal Amount shall be increased as of such Interest Payment Date by the Accretion Amount applicable to such Interest Payment Date.  However, if a Fundamental Change Repurchase Date or an accelerated maturity date occurs (i) on a day that is not an Interest Payment Date, the Co-Issuers shall pay the interest accrued on the Notes from and including the immediately preceding Interest Payment Date to, but excluding, such Fundamental Change Repurchase Date or accelerated maturity date in cash or (ii) on a day that is an Interest Payment Date, the Co-Issuers shall pay the Accretion Amount for such Interest Payment Date in cash.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(d)   The following provisions shall apply only to Global Notes:

(i)                Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Co-Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in each case a successor Depositary has not been appointed by the Co-Issuers within ninety (90) calendar days, or (B) the Co-Issuers, at their option, notify the Trustee in writing that they no longer wish to have certain Notes represented by Global Notes.  Any Global Note exchanged pursuant to this Section 3.03(d)(i) shall be so exchanged in whole and not in part.

(ii)               In addition, certificated Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture, including its rights following the occurrence of an Event of Default.

(iii)              Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (i) or (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Initial Principal Amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the Initial Principal Amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv)             In the event of the occurrence of any of the events specified in clause (i) above or upon any request described in clause (ii) above, the Co-Issuers shall promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v)              Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Co-Issuers, the Trustee and any agent of the Co-Issuers or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee or any agent of the Co-Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of any Holder.

(vi)             At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note.  At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the Initial Principal Amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

Section 3.04.  Outstanding Notes.  Notwithstanding anything in the definition of “Outstanding” in Section 101 of the Base Indenture to the contrary, if the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Fundamental Change Repurchase Date or Maturity Date cash sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be “Outstanding” for purposes of this Indenture and interest on them shall cease to accrue.

ARTICLE 4
REPURCHASE OF NOTES

Section 4.01.  Repurchase at Option of the Holder upon a Fundamental Change.  (a) If a Fundamental Change occurs, each Holder shall have the right to require the Co-Issuers to purchase some or all of that Holder’s Notes, in integral multiples of $25 Initial Principal Amount, on a date (the “Fundamental Change Repurchase Date”) of the Co-Issuers’ choosing that is not less than 15 Business Days nor more than 35 Business Days after the date of the Fundamental Change Co-Issuers Notice at a repurchase price in cash equal to 100% of the Accreted Principal Amount of the Notes to be repurchased, plus interest in cash on the Accreted Principal Amount at the rate set forth in Section 3.03 from and including the immediately preceding Interest Payment Date to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).

(b)   Within 15 calendar days after the occurrence of a Fundamental Change, the Co-Issuers are required to mail notice (the “Fundamental Change Co-Issuers Notice”) of the following to all Holders:

(i)          the events causing the Fundamental Change;

(ii)         the date of the Fundamental Change;

(iii)        the last date on which a Holder may exercise the repurchase right pursuant to this Article 4;

(iv)        the Fundamental Change Repurchase Price;

(v)         the Fundamental Change Repurchase Date;

(vi)        the name and address of the Paying Agent and the Conversion Agent;

(vii)       that the Notes are eligible to be converted, the applicable Conversion Price and any adjustments to the applicable Conversion Price resulting from such Fundamental Change transaction and expected changes in the shares deliverable upon conversion of the Notes as a result of the occurrence of the Fundamental Change;

(viii)      that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture;

(ix)         that a Holder must exercise its repurchase right by the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”);

(x)          that the Holder shall have the right to withdraw any Notes tendered prior to the Fundamental Change Repurchase Expiration Time;

(xi)         the CUSIP number of the Notes; and

(xii)        the procedures that Holders must follow to require the Co-Issuers to repurchase their Notes pursuant to this Article 4.

The Co-Issuers must also deliver a copy of the Fundamental Change Co-Issuers Notice to the Paying Agent.  No failure of the Co-Issuers to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

(c)   To exercise the repurchase right, a Holder must deliver, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date specified in the Fundamental Change Co-Issuers Notice, written notice (the “Fundamental Change Repurchase Notice”) to the Trustee of the Holder’s exercise of its repurchase right. The Fundamental Change Repurchase Notice shall state:

(i)     the name of the Holder;

(ii)     if certificated Notes have been issued, the certificate numbers of the Notes to be delivered for repurchase, or if certificated Notes have not been issued, such Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures;

(iii)     the portion of the aggregate Initial Principal Amount of the Holder’s Notes to be repurchased, which must be $25 Initial Principal Amount or an integral multiple thereof; and

(iv)     that the Notes are to be repurchased by the Co-Issuers pursuant to the applicable provisions of the Notes and this Indenture.

(d)   Holders may withdraw any Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent prior to the close of business on the Business Day before the Fundamental Change Repurchase Date.  The withdrawal notice must state:

(i)    the name of the Holder;

(ii)   a statement that the Holder is withdrawing its election to require the Co-Issuers to repurchase its Notes;

(iii)  the aggregate Initial Principal Amount of the withdrawn Notes, which must be an integral multiple of $25;

(iv)  if certificated Notes have been issued, the certificate number of the withdrawn Notes, or if certificated Notes have not been issued, such withdrawal notice must comply with appropriate Depositary procedures; and

(v)   the aggregate Initial Principal Amount, if any, that remains subject to the Fundamental Change Repurchase Notice, which must be an integral multiple of $25.

Payment of the Fundamental Change Repurchase Price for a Note for which a Fundamental Change Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Note, together with necessary endorsements, to the Paying Agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the Paying Agent, at any time after delivery of the Fundamental Change Repurchase Notice.  Payment of the Fundamental Change Repurchase Price for the Note will be made promptly following the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Note.  If the Paying Agent holds money sufficient to pay, on the Fundamental Change Repurchase Date, the Fundamental Change Repurchase Price of the Note, then, as of the Fundamental Change Repurchase Date:

(A)       the Note shall cease to be Outstanding and Accretion Amounts shall cease to accrue; and

(B)        all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Note, together with necessary endorsements).

This shall be the case whether or not book-entry transfer of the Notes is made and whether or not the Notes are delivered to the Paying Agent.

The obligation of the Co-Issuers to make a repurchase in the event of a Fundamental Change will be satisfied if a third party makes an offer to repurchase Notes in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a Fundamental Change repurchase made by the Co-Issuers and purchases all Notes validly tendered and not withdrawn for which a Fundamental Change Repurchase Notice has been delivered and not withdrawn.

The Paying Agent shall promptly notify the Co-Issuers of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(e)           Notwithstanding the foregoing, no Notes may be repurchased by the Co-Issuers at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price.

Section 4.02.  Notes Repurchased in Part.  Upon presentation of any Notes repurchased only in part, the Co-Issuers shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Co-Issuers, a new Note or Notes, of any authorized denomination, in aggregate Initial Principal Amount equal to the unrepurchased portion of the Notes presented.

Section 4.03.  Covenant to Comply with Securities Laws Upon Repurchase of Notes.  The Co-Issuers will, to the extent applicable, comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, file the related Schedule TO or any other schedule required in connection with any offer by the Co-Issuers to repurchase the Notes and comply with all other federal and state securities laws in connection with any offer by the Co-Issuers to repurchase the Notes.

ARTICLE 5
COVENANTS

Section 5.01.  Replacement of Covenants in Base Indenture; Payment of Accreted Principal Amount.  Solely for purposes of the Notes, Article Ten of the Base Indenture shall be deleted and replaced in its entirety by this Article 5.  The Co-Issuers covenant and agree for the benefit of the Holders to duly and punctually pay the aggregate Accreted Principal Amount of the Notes on the Maturity Date or on such earlier date as may be specified in accordance with the terms of the Notes and this Indenture.

Section 5.02.  Maintenance of Office or Agency.  The Co-Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Co-Issuers in respect of the Notes and this Indenture may be served.  The designated office of the Trustee shall be such office or agency of the Co-Issuers, unless the Co-Issuers shall designate and maintain some other office or agency for one or more of such purposes.  The Co-Issuers shall give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and each Co-Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Co-Issuers may also from time to time designate one or more other offices or agencies (in or outside of the Borough of Manhattan, The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Co-Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Co-Issuers shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 5.03.  Money For Notes Payments to be Held in Trust.  If either Co-Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Co-Issuers shall have one or more Paying Agents for the Notes, they shall, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Co-Issuers shall promptly notify the Trustee of such action or any failure so to act.

The Co-Issuers shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a)           hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any default by the Co-Issuers (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(c)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Co-Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Co-Issuers, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Co-Issuers on Co-Issuer Request, or (if then held by the Co-Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Co-Issuers as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Co-Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Co-Issuers.

Section 5.04.  Corporate Existence.  Subject to Article Eight, each Co-Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and its corporate rights (charter and statutory) and franchises and that of each Restricted Subsidiary; provided, however, that neither Co-Issuer shall be required to preserve any such right or franchise if its Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Co-Issuers and their Subsidiaries as a whole.

Section 5.05.  Payment of Taxes and Other Claims.  Each Co-Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon such Co-Issuer or any Subsidiary or upon the income, profits or property of such Co-Issuer or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of such Co-Issuer or any Subsidiary; provided, however, that the Co-Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of each Co-Issuer), are being maintained in accordance with GAAP.

Section 5.06.  Maintenance of Properties.  The Co-Issuers shall cause all properties owned by the Co-Issuers or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Co-Issuers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Co-Issuers from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Co-Issuers, desirable in the conduct of its business or the business of any Restricted Subsidiary.

Section 5.07.  Insurance.

(a)           The Co-Issuers shall at all times keep all of their, and their respective Subsidiaries, properties which are of an insurable nature insured with insurers, believed by the Co-Issuers to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

(b)           The Co-Issuers and Guarantors (i) shall cause any insurance policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Trustee, which endorsement shall provide that, from and after the Issue Date, if the insurance carrier shall have received written notice from the Trustee of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Co-Issuers and the Guarantors under such policies directly to the Trustee; (ii) shall cause all such policies to provide that neither the Co-Issuers, the Trustee nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Trustee may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Trustee; cause each such policy to provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Trustee (giving the Trustee the right to cure defaults in the payment of premiums) or (y) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Trustee; and (iii) shall deliver to the Trustee, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a draft copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Trustee) and reasonably promptly thereafter deliver a duplicate original copy of such policy together with evidence satisfactory to the Trustee of payment of the premium therefor.

(c)           The Co-Issuers and the Guarantors shall notify the Trustee promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this covenant is taken out by the Co-Issuers or any Guarantor, and promptly deliver to the Trustee a duplicate original copy of such policy or policies.

Section 5.08.  Statement by Officers as to Default.  (a) The Co-Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Co-Issuers and the Restricted Subsidiaries during the preceding quarter or the preceding fiscal year, as the case may be, has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of the Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Co-Issuers during such preceding quarter or the preceding fiscal year, as the case may be, have kept, observed, performed and fulfilled, and have caused each of the Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such quarter or year, as the case may be, and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.  The Officers’ Certificate shall also notify the Trustee should the Co-Issuers elect to change the manner in which they fix their fiscal year-end.  For purposes of this Section 5.08, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)           (i) When any Default or Event of Default has occurred and is continuing under this Indenture, or (ii) if the trustee for or the holder of any other evidence of Indebtedness of either Co-Issuer or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $25,000,000), the Co-Issuers shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within five Business Days of its occurrence.

Section 5.09.  Reports and other Information.  Section 704 of the Base Indenture shall not apply to the Notes.  Instead, Parent shall file with the Commission (and make available to the Trustee and Holders (without exhibits), without cost to each Holder, within 15 days after it files with the Commission):

(a)           within 90 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(b)           within 45 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;

(c)           promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(d)           any other information, documents and other reports which Parent would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act; provided that Parent shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event Parent shall make available such information to prospective purchasers of the Notes, in addition to providing such information to the Trustee and the Holders in each case within 15 days after the time Parent would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Co-Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.10.  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio for Parent and its Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Notes shall not exceed $35.0 million at any one time outstanding.

(b)           The foregoing limitations shall not apply to:

(i)    the incurrence of Indebtedness of the Company or any of the Restricted Subsidiaries under Credit Facilities in an aggregate amount at any time outstanding not to exceed the greater of (A) $125.0 million and (B) the Borrowing Base at the date of such incurrence;

(ii)   [Reserved];

(iii)  the incurrence by the Company and any Guarantor of Indebtedness represented by (A) the First Lien Notes (including any related guarantees) (other than any Additional First Lien Notes), (B) the Notes (including any Accretion Amount and any Guarantee) and (C) any Management Notes;

(iv)  Existing Indebtedness (other than Indebtedness described in clauses (i) and (iii) above);

(v)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (v) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (v), does not exceed the greater of (x) $60.0 million and (y) 6.0% of Total Assets;

(vi)  Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(vii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(viii)   Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a non-Guarantor is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (viii);

(ix)     Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that:

(A)          any such Indebtedness is made pursuant to an intercompany note and

(B)           if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Company or a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (ix);

(x)      shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause (x);

(xi)     Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting:

(A)  interest rate risk with respect to any permitted Indebtedness;

(B)   exchange rate risk with respect to any currency exchange; or

(C)   commodity risk;

(xii)    obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(xiii)   Indebtedness of any Guarantor in respect of such Guarantor’s Guarantee;

(xiv)    Indebtedness, Disqualified Stock and preferred stock of the Company or any Restricted Subsidiary otherwise permitted pursuant to Section 1011(b)(14) of the First Lien Notes Indenture;

(xv)         (A) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company; provided that such guarantee is incurred in accordance with Section 5.14;

(xvi)        the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under Section 5.10(a) and clauses (iii) and (iv) above, this clause (xvi) and clause (xvii) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums, defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness

(A)          has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Notes, in the case of Refinancing Indebtedness refinancing the Senior Subordinated Notes, or in all other cases, of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced,

(B)           to the extent such Refinancing Indebtedness refinances (i) the Senior Subordinated Notes and related guarantees, such Refinancing Indebtedness is pari passu or subordinated in right of payment to the Notes and Guarantees, (ii) Indebtedness subordinated or pari passu in right of payment to the Notes and Guarantees (other than the Senior Subordinated Notes or related guarantees), such Refinancing Indebtedness is subordinated or pari passu in right of payment to the Notes and Guarantees at least to the same extent as the Indebtedness being refinanced or refunded or (iii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and

(C)           shall not include (x) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Company, (y) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor, or (z) Indebtedness, Disqualified Stock or preferred stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

(xvii) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving effect to such acquisition or merger, either

(A)               the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.10(a) or

(B)               the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger;

(xviii)      Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(xix)         Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $15.0 million at any time outstanding; provided that Indebtedness under this clause (xix) may be incurred under any Credit Facility;

(xx)          Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit; and

(xxi)         Indebtedness of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business.

(c)           For purposes of determining compliance with this Section 5.10, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxi) of Section 5.10(b) or is entitled to be incurred pursuant to Section 5.10(a), the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 5.10 and such item of Indebtedness, Disqualified Stock or Preferred Stock shall be treated as having been incurred pursuant to only one of such clauses of Section 5.10(b) or pursuant to Section 5.10(a); provided that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to clause (xiv) of Section 5.10(b) shall be deemed to have been incurred for the purposes of the Section 5.10(a) from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under Section 5.10(a) without reliance on clause (xiv) of Section 5.10(b).  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 5.10.

(d)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(e)           The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(f)            The Company shall not, and shall not permit any Guarantor to directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Company or such Guarantor, as the case may be.

(g)           (x) Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured and (y) Senior Indebtedness shall not be treated as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 5.11.  Limitation On Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness or any related guarantees (the “Initial Lien”) of any kind upon any of their property or assets, now owned or hereafter acquired, except:

(a)        in the case of Initial Liens on any Collateral, any Initial Lien if (i) such Initial Lien expressly has Junior Lien Priority on the Collateral relative to the Notes; or (ii) such Initial Lien is a Permitted Lien; and

(b)        in the case of any other asset or property, any Initial Lien if (i) the Notes are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.

Any Lien created for the benefit of the Holders pursuant to clause (b) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien, which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Collateral Agent may have on the proceeds from such sale.

Section 5.12.  Limitations on Transactions with Affiliates.

(a)        The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(i)            such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)           the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)           The foregoing provisions will not apply to the following:

(i)            transactions between or among the Company and/or any of the Restricted Subsidiaries;

(ii)           Restricted Payments permitted by Section 1010 of the First Lien Notes Indenture and the definition of “Permitted Investments”;

(iii)          the payment of management, consulting, monitoring and advisory fees and related expenses to KKR and its Affiliates in an aggregate amount in any fiscal year not to exceed an amount approved by the disinterested members of the Board of Directors;

(iv)          the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, any of its direct or indirect parents or any Restricted Subsidiary;

(v)           payments by the Company or any Restricted Subsidiary to KKR and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith;

(vi)          transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 5.12(a)(i);

(vii)         payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parents or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Company in good faith;

(viii)        any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect);

(ix)           the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

(x)            the issuance of any Additional Notes or any Management Notes;

(xi)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xii)          the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any director, officer, employee or consultant; and

(xiii)         sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

Section 5.13.  Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)        (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or, with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(b)        make loans or advances to the Company or any Restricted Subsidiary; or

(c)        sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(i)            contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to the First Lien Notes and the First Lien Notes Indenture, the Credit Agreement and its related documentation and the Senior Subordinated Notes and the indenture governing the Senior Subordinated Notes;

(ii)           the Notes and any Third Lien Indebtedness and the indentures related thereto;

(iii)          purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(iv)          applicable law or any applicable rule, regulation or order;

(v)           any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(vi)          contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(vii)         secured Indebtedness otherwise permitted to be incurred pursuant to Section 5.10 and Section 5.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(viii)        restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix)           other Indebtedness, Disqualified Stock or preferred stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 5.10 that impose restrictions solely on the Foreign Subsidiaries party thereto;

(x)            customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(xi)           customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(xii)          any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses  (i) through (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of

Directors of the Company no more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(xiii)         restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility.

Section 5.14.  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

(a)        The Company shall not permit any Restricted Subsidiary that is a Domestic Subsidiary, other than a Guarantor or a special-purpose Restricted Subsidiary formed in connection with Receivables Facilities, to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

(i)            such Restricted Subsidiary simultaneously executes and delivers supplemental indentures to this Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, except if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated in right of payment to the Notes;

(ii)           such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee; and

(iii)          such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that

(A)            such Guarantee of the Notes has been duly executed and authorized, and

(B)            such Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

(b)        Notwithstanding the foregoing and the other provisions of this Indenture, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged:

(i)            upon any sale, exchange or transfer (by merger or otherwise) of all of the Company’s Capital Stock in such Guarantor (including any sale, exchange or transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture,

(ii)           upon the release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee,

(iii)          if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively, or

(iv)          if the Co-Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Section 5.15.  Waiver of Certain Covenants.  The Co-Issuers and the Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in Sections 5.04 through 5.08, inclusive, if before or after the time for such compliance the Holders of at least a majority in Initial Principal Amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Co-Issuers and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 5.16.  Further Assurances and After-Acquired Property.

(a)        The Co-Issuers and each Guarantor shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral.  In addition, from time to time, the Co-Issuers shall promptly secure the obligations of the Co-Issuers under this Indenture, the Security Documents and the Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents that may be required under applicable law, and the Co-Issuers shall deliver or cause to be delivered to Trustee all such instruments and documents (including certificates, legal opinions, title insurance policies and lien searches) as the Trustee shall reasonably request to evidence compliance with this covenant.  The Co-Issuers agree to provide such evidence as the Trustee shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(b)        In furtherance of the foregoing, promptly following the acquisition by the Co-Issuers or any Guarantor of any After Acquired Property, the Co-Issuers or such Guarantor shall execute and deliver, or cause to be executed and delivered, such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest in such After Acquired Property and to have such After Acquired Property added to the Collateral and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such After Acquired Property to the same extent and with the same force and effect.

(c)        The Co-Issuers and the Guarantors shall deliver, furnish and/or cause to be furnished all of the obligations set forth on Schedule I of the Dealer Manager Agreement within the time periods set forth on such schedule.

Section 5.17.  Information Regarding Collateral.

(a)        The Co-Issuers shall furnish to the Collateral Agent, with respect to the Co-Issuers or any Guarantor, prompt written notice of any change in such Person’s (i) name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) organizational identification number.  The Co-Issuers and the Guarantors shall agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The Co-Issuers also agree promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.

(b)        Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Co-Issuers shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.

Section 5.18.  Impairment of Security Interest.  Subject to the rights of the holders of Permitted Liens, the Co-Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of Notes Secured Parties, subject to limited exceptions.  The Co-Issuers shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect, except as permitted by Article 9 or 12 hereof, the Security Documents or the Intercreditor Agreement.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  Replacement of Remedies in Base Indenture; Events of Default.  Solely for purposes of the Notes, Article Five of the Base Indenture shall be deleted and replaced in its entirety by this Article 6.  “Event of Default”, wherever used herein, means one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)        failure to pay when due the Accreted Principal Amount of any of the Notes at the Maturity Date, upon acceleration or exercise of a repurchase right or otherwise;

(b)        failure to deliver, within the period specified in Section 10.04, shares of Common Stock and any other securities or property, together with cash in lieu of any fractional shares, due upon conversion of the Notes and such failure continues for a period of five (5) calendar days;

(c)        failure by either Co-Issuer or any Guarantor for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in Initial Principal Amount of the Outstanding Notes issued under this Indenture to comply with any of its other agreements in this Indenture, the Security Documents, the Intercreditor Agreement or the Notes;

(d)        default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both

(i)            such default either (x) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (y) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and

(ii)           the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

(e)        failure by either Co-Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(f)         any of the following events with respect to either Co-Issuer or any Significant Subsidiary:

(i)            such Co-Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law

(A)            commences a voluntary case;

(B)                                consents to the entry of an order for relief against it in an involuntary case;

(C)                                consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)                               takes any comparable action under any foreign laws relating to insolvency; or

(ii)                    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against such Co-Issuer or any Significant Subsidiary in an involuntary case;

(B)                                appoints a Custodian of such Co-Issuer or any Significant Subsidiary or for any substantial part of its property; or

(C)                                orders the winding up or liquidation of such Co-Issuer or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days;

(g)                       the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture;

(h)                       failure by the Co-Issuers to give notice of a Fundamental Change or a Make-Whole Event and such failure continues for a period of five (5) calendar days after the final scheduled date that the Co-Issuers are required to provide such notice to Holders hereunder; or

(i)                           any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $25.0 million shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Notes Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected third-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Indenture, the Security Documents and the Intercreditor Agreement)) in favor of the Collateral Agent, for a period of 30 days after notice, or shall be asserted by the Co-Issuers, or any Guarantor to not be, a valid, perfected, third-priority (except as otherwise expressly provided in this Indenture, the Security Documents or the Intercreditor Agreement) security interest in or Lien on the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Trustee to make filings, renewals and continuations (or other equivalent filings) or take other appropriate action or the failure of the Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents;.

Section 6.02.  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default specified in Section 6.01(f) above) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 30% in Initial Principal Amount of the Outstanding Notes issued under this Indenture may declare the Accreted Principal Amount of, and any other monetary obligations on, all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Co-Issuers (and to the Trustee if given by Holders).

Upon the effectiveness of such declaration, such Accreted Principal Amount shall be due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(f) above occurs and is continuing, then the Accreted Principal Amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in Initial Principal Amount of the Outstanding Notes by written notice to the Co-Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

(a)                        the Co-Issuers have paid or deposited with the Trustee a sum sufficient to pay:

(i)                           all overdue interest on all Outstanding Notes,

(ii)                        all unpaid principal of (and premium on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(iii)                     to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(iv)                    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)                       Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13, no such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 6.01(d) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(i)                           the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(ii)                        the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(iii)                     if the default that is the basis for such Event of Default has been cured.

Upon a determination by the Company that the Credit Agreement is no longer in effect, the Company shall promptly give to the Trustee written notice thereof, which notice shall be countersigned by the Agent.  Unless and until the Trustee shall have received such written notice with respect to the Credit Agreement, the Trustee, subject to the TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that the Credit Agreement is in effect (unless a Responsible Officer of the Trustee shall have actual knowledge to the contrary).

Section 6.03.  Collection of Indebtedness and Suits For Enforcement by Trustee.  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including but without limitation, seeking recourse against any Guarantor.

Section 6.04.  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to either Co-Issuer or any other obligor including any Guarantor, upon the Notes or the property of such Co-Issuer or of such other obligor or their creditors, and subject to the Intercreditor Agreement, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Co-Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                        to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding;

(b)                       to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(c)                        and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05.  Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.06.  Application of Money Collected.  Subject to the Intercreditor Agreement with respect to the proceeds of any ABL Collateral, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 606 of the Base Indenture and the Collateral Agent under Section 12.12 of this Supplemental Indenture;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD:  The balance, if any, to the Co-Issuers or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 6.07.  Limitation On Suits.  No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                        such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)                       the Holders of not less than 30% in Initial Principal Amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                        such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                       the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                        no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in Initial Principal Amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.08.  Unconditional Right of Holders To Receive Accreted Principal Amount.  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Note of the Accreted Principal Amount of such Note on the Maturity Date expressed in such Note (or, in the case of any earlier repurchase pursuant to Article 4, on the Fundamental Change Repurchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Co-Issuers, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11.  Delay Or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12.  Control By Holders.  The Holders of not less than a majority in Initial Principal Amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(a)                        such direction shall not be in conflict with any rule of law or with this Indenture,

(b)                       subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c)                        Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

Section 6.13.  Waiver of Past Defaults.  Subject to Sections 6.08 and 9.02 and the last paragraph of Section 6.02, the Holders of not less than a majority in Initial Principal Amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, (2) in respect of the failure to deliver shares of Common Stock upon conversion of the Notes or (3) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.14.  Waiver of Stay Or Extension Laws.  Each of the Co-Issuers, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Co-Issuers, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
DISCHARGE

Section 7.01.  Replacement of Discharge Provisions in Base Indenture; Satisfaction and Discharge of Indenture.  Solely for purposes of the Notes, Article Four of the Base Indenture shall be deleted and replaced in its entirety by this Article 7.  This Indenture shall upon Co-Issuer Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Co-Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(a)                        either

(i)                           all Notes theretofore authenticated and delivered (other than (i) Notes which have been lost, stolen or destroyed and which have been replaced, paid or converted as provided in Section 306 of the Base Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Co-Issuers and thereafter repaid to the Co-Issuers or discharged from such trust, as provided in Section 5.03 hereof) have been delivered to the Trustee for cancellation or conversion; or

(ii)                        all such Notes not theretofore delivered to the Trustee for cancellation or conversion have become due and payable and either Co-Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars in such amounts as will be sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal and accrued interest to the date of such deposit;

(b)                       no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which either Co-Issuer or any Guarantor is a party or by which either Co-Issuer or any Guarantor is bound;

(c)                        the Co-Issuers have paid or caused to be paid all sums payable by it under this Indenture;

(d)                       the Co-Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money or shares of Common Stock toward the payment of such Notes; and

(e)                        the Co-Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Co-Issuers to the Trustee under Section 606 of the Base Indenture, the obligations of the Co-Issuers to any Authenticating Agent under Section 611 of the Base Indenture and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 7.02 and the last paragraph of Section 5.03 shall survive such satisfaction and discharge.

Section 7.02.  Application of Trust Money.  Subject to the provisions of the last paragraph of Section 5.03, all money deposited with the Trustee pursuant to Section 7.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Co-Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and accrued interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 7.03.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any money in accordance with Section 7.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.01; provided that if the Co-Issuers have made any payment of principal or accrued interest on any Notes because of the reinstatement of their obligations, the Co-Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 8

MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

Section 8.01.  Replacement of Merger Provisions in Base Indenture; Co-Issuers May Consolidate, Etc., Only On Certain Terms.  Solely for purposes of the Notes, Article Eight of the Base Indenture shall be deleted and replaced in its entirety by this Article 8.  Neither of the Co-Issuers may consolidate or merge with or into or wind up into (whether or not it is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its respective properties or assets in one or more related transactions, to any Person unless:

(a)                        such Co-Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Co-Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(b)                       the Successor Company, if other than such Co-Issuer, expressly assumes all the obligations of such Co-Issuer under this Indenture, the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)                        immediately after such transaction no Default or Event of Default exists;

(d)                       immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

(i)                           the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.10(a) or

(ii)                        the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than such Ratio for Parent and its Subsidiaries immediately prior to such transaction;

(e)                        each Guarantor, unless it is the other party to the transactions described above, in which case Section 8.02(a)(ii) below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(f)                          such Co-Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture;

(g)                       to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company shall have taken such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall have taken all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(h)                       the Collateral owned by or transferred to the Successor Company shall:

(i)                           continue to constitute Collateral under this Indenture and the Security Documents,

(ii)                        be subject to a Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders, and

(iii)                     not be subject to any Lien other than Permitted Liens.

The Successor Company shall succeed to, and be substituted for, such Co-Issuer under this Indenture and the Notes.  Notwithstanding clauses (c) and (d) above,

(a)           any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to a Co-Issuer; and

(b)           either Co-Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating a Guarantor or such Co-Issuer in another State of the United States so long as the amount of Indebtedness of such Co-Issuer and the Restricted Subsidiaries is not increased thereby.

Section 8.02.  Guarantors May Consolidate, Etc., Only On Certain Terms.  Subject to Section 5.14(b) each Guarantor shall not, and each Co-Issuer shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(a)           (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(ii)           the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)          immediately after such transaction no Default or Event of Default exists;

(iv)          the Co-Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, amendments, supplements or other instruments relating to the Security Documents, if any, comply with this Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture;

(v)           to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company shall have taken such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall have taken all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(vi)          the Collateral owned by or transferred to the Successor Person shall:

(A)     continue to constitute Collateral under this Indenture and the Security Documents,

(B)      be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders, and

(C)      not be subject to any Lien other than Permitted Liens; or

(b)           the transaction is made in compliance with Section 1018 of the First Lien Notes Indenture.

Subject to Section 5.14(b) hereof, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee.  Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or to either Co-Issuer.

Section 8.03.  Successor Substituted.  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of either Co-Issuer or any Guarantor in accordance with Sections 8.01 and 8.02 hereof, the successor Person formed by such consolidation or into which such Co-Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, such Co-Issuer or such Guarantor, as the case may be, under this Indenture and/or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as such Co-Issuer or such Guarantor, as the case may be, herein and/or the Guarantees, as the case may be.  When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Replacement of Supplement Provisions in Base Indenture; Amendments Or Supplements Without Consent of Holders.  Solely for purposes of the Notes, Article Nine of the Base Indenture shall be deleted and replaced in its entirety by this Article 9.  Without the consent of any Holders, the Co-Issuers, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee, the Notes, the Security Documents or the Intercreditor Agreement, in form satisfactory to the Trustee, for any of the following purposes:

(a)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)           to comply with Article 8 hereof;

(d)           to evidence the succession of another Person to either Co-Issuer or to any Guarantor and to provide the assumption of such Co-Issuer’s or such Guarantor’s obligations to Holders;

(e)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any such Holder;

(f)            to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon either or both Co-Issuers;

(g)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(h)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 608 and 609 of the Base Indenture;

(i)            to add a Guarantor under this Indenture or the Security Documents or to add additional assets as Collateral or to release assets as Collateral pursuant to a termination permitted by this Indenture;

(j)            to conform the text of this Indenture, the Security Documents, the Intercreditor Agreement, the Guarantees or the Notes to any provision of the “Description of Notes” section of the Prospectus Supplement;

(k)           in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Other First Lien Note Obligations and Lenders Debt or other Third Lien Indebtedness to the terms of the Intercreditor Agreement, in each case to the extent the incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted hereunder;

(l)            to secure Third Lien Indebtedness permitted to be incurred pursuant to this Indenture by Liens ranking pari passu with the Liens securing the Notes and the Guarantees; or

(m)          to provide for conversion rights of Holders upon any recapitalization, reclassification or change of Common Stock, a consolidation, merger or combination involving a sale, lease or other transfer to another corporation of the consolidated assets of Parent and its Subsidiaries substantially as an entirety, or any statutory share exchange.

Section 9.02.  Amendments, Supplements Or Waivers With Consent of Holders.  With the consent of the Holders of not less than a majority in Initial Principal Amount of the Outstanding Notes, by Act of said Holders delivered to the Co-Issuers and the Trustee, the Co-Issuers, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreement, any Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the

Holders hereunder or thereunder and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in Initial Principal Amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(b)           reduce the principal of or change the Maturity of any such Note (other than pursuant to the provisions relating to repurchase upon a Fundamental Change described in this Indenture),

(c)           reduce the rate of or change the time for payment of interest on any Note,

(d)           waive a Default or Event of Default in the payment of principal of, or interest on, the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders,

(e)           make any Note payable in money other than that stated in such Notes,

(f)            make any change in these amendment, supplement and waiver provisions,

(g)           impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(h)           make any change in any Security Document, any Intercreditor Agreement or the provisions in this Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would adversely affect the Holders in any material respect or release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral in any manner adverse to the Holders,

(i)            make any change to or modify the ranking of the Notes that would adversely affect the Holders, or

(j)            except as otherwise permitted or contemplated by provisions of this Indenture, impair or adversely affect the conversion rights of Holders, including any adverse change to the Conversion Price.

Section 9.03.  Execution of Amendments, Supplements Or Waivers.  In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.  Effect of Amendments, Supplements Or Waivers.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.  Conformity With Trust Indenture Act.  Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.  Reference In Notes To Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Co-Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Co-Issuers, to any such supplemental indenture may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 9.07.  Notice of Supplemental Indentures.  Promptly after the execution by the Co-Issuers, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106 of the Base Indenture, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 10
CONVERSION OF NOTES

Section 10.01.  Right To Convert.  Each Note shall be convertible, at the option of the Holder, into shares of Common Stock at any time prior to the close of business on the Business Day immediately preceding the Maturity Date or, if applicable, the close of business on the Conversion Rights Termination Date.  The Notes shall be convertible into Common Stock at an initial conversion price of $1.00 per share (the “Conversion Price”), subject to adjustments as provided in Sections 10.05 and 10.06 of this Supplemental Indenture.  The number of shares of Common Stock deliverable by Parent upon conversion of a Note will be equal to the Accreted Principal Amount divided by the Conversion Price (the “Conversion Obligation”).  If the Conversion Date occurs within 15 calendar days of the Maturity Date, the Accreted Principal Amount shall be increased to reflect the Accretion Amount for the Maturity Date for the purpose of determining the Conversion Obligation.  The Conversion Price will not be increased in connection with an increase in the Accreted Principal Amount.

Section 10.02.  Right To Terminate Conversion Rights.  (a) On or after July 15, 2012, upon at least 30 and not more than 60 calendar days’ notice to Holders, Parent may elect to terminate all Holders’ conversion rights in whole, but not in part, if (i) the Closing Sale Price of Common Stock equals or exceeds 250% of the Conversion Price then in effect for at least 20 consecutive Trading Days ending on the Trading Day immediately preceding the date of the notice of termination of conversion rights and (ii) as of the date of the notice of termination of conversion rights, the ratio of Parent’s Net Debt measured as of the end of the most recently ended fiscal quarter for which internal financial statements are available to Parent’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available is less than 3.4 to 1.0 (such date of termination of conversion rights is referred to herein as the “Conversion Rights Termination Date”).

(b)           If Parent makes the election pursuant to Section 10.02(a), Parent shall notify the Trustee, the Conversion Agent and the Holders at their addresses shown in the Security Register and Parent shall, on a date not less than 30 calendar days prior to the Conversion Rights Termination Date, disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases.

Section 10.03.  Limitations on Beneficial Ownership.  Notwithstanding the foregoing, no Holder (other than any Permitted Holder) shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of 5.0% or more of the shares of Common Stock outstanding at such time. In addition, no Holder (other than any Permitted Holder) who holds more than 5% of the Common Stock outstanding as of the Issue Date (any such Holder, a “5% Holder”) shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a beneficial owner of more than an additional 1% of the shares of Common Stock outstanding at such time in respect of conversions of the Notes by such 5% Holder. Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder (other than any Permitted Holder) becoming the beneficial owner of 5.0% or more of the shares of Common Stock outstanding at such time or, in the case of a 5% Holder, more than an additional 1% of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of this limitation, Parent’s obligation to make such delivery shall not be extinguished and it shall deliver such shares of Common Stock as promptly as practicable after any such converting Holder gives notice to us that such delivery would not result in such limitation being triggered. These limitations on beneficial ownership shall be terminated (i) upon 61 days’ notice to Parent by any Holder, solely with respect to the Notes beneficially owned by such Holder, (ii) immediately upon delivery by Parent of notice of its election to terminate conversion rights as specified above, (iii) immediately upon delivery by Parent of notice of a fundamental change as specified below or (iv) on June 15, 2016. These limitations on beneficial ownership shall not constrain in any event Parent’s ability to exercise its right to terminate conversion rights.

Section 10.04.  Conversion Procedures; No Adjustment For Interest Or Dividends; Cash Payments In Lieu of Fractional Shares.  (a) In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must (A) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”), (B) deliver such Conversion Notice and certificated Note to the Conversion Agent at the office of the Conversion Agent, (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent and (D) if required pursuant to Section 10.04(d), pay all transfer or similar taxes or duties.

In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must (A) comply with the Depositary’s procedures for converting a beneficial interest in a Global Note, (B) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; and (C) if required pursuant to Section 10.04(d), pay all transfer or similar taxes or duties.

The date that the Holder satisfies the foregoing requirements is the “Conversion Date.”

If a Holder has submitted any Notes for repurchase pursuant to Section 4.01, such Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 4.01(d) prior to the close of business on the second Trading Day immediately preceding the Fundamental Change Repurchase Date and, if such Notes are evidenced by a Global Note, the Holder complies with appropriate Depositary procedures.

(b)           In case any Note shall be surrendered for partial conversion, the Co-Issuers shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate Initial Principal Amount equal to the unconverted portion of the surrendered Note.

(c)           Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.

(d)           The issuance of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  Parent shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and Parent shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to Parent the amount of such tax or shall have established to the satisfaction of Parent that such tax has been paid.

(e)           Upon conversion, accrued and unpaid interest to the Conversion Date with respect to the converted Notes shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(f)            Parent shall not issue fractional shares of Common Stock upon conversion of Notes.  If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the Accreted Principal Amount of the Notes so surrendered.  If any fractional share of Common Stock would be issuable upon the conversion of any Notes, Parent shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Closing Sale Price on the Business Day immediately preceding the Conversion Date.  Parent shall deliver shares of Common Stock and any cash payable in lieu of fractional shares no later than the third Business Day following the Conversion Date.

(g)           If the shares of Common Stock and any cash payable in lieu of fractional shares paid by Parent to a Holder upon conversion of the Notes pursuant to this Article 10 are not sufficient to allow either Co-Issuer to comply with the United States federal withholding tax obligations imposed by the Internal Revenue Code of 1986, as amended, with respect to accrued and unpaid interest on the Notes payable to the beneficial owner of such Notes, either Co-Issuer may, to the extent required by applicable law, recoup or set-off such liability against any amounts owed to such Holder, including, but not limited to, the shares of Common Stock to be issued upon conversion to such beneficial owner or any actual cash dividends or distributions subsequently made with respect to such shares of Common Stock to such beneficial owner.

Section 10.05.  Decreased Conversion Price Applicable To Securities Converted In Connection With Make-Whole Events.  If the Effective Date of a Make-Whole Event occurs on or prior to the Maturity Date and a Holder elects to convert its Notes at any time following the Effective Date and prior to the 35th Business Day following the Effective Date or, if such Make-Whole Event also constitutes a Fundamental Change, the relevant Fundamental Change Repurchase Date (such period, the “Make-Whole Period”), the Conversion Price applicable to each Note that is surrendered for conversion during the Make-Whole Period shall be reduced and additional shares of Common Stock shall be issued upon conversion (the “Additional Shares”).

The Co-Issuers shall mail a notice to Holders and issue a press release (i) no later than 10 Business Days prior to the anticipated Effective Date of a Make-Whole Event or (ii) if a termination of trading described in clause (3) or a filing of a transaction described in clause (1) of the definition of Make-Whole Event occurs, and the Co-Issuers were unaware of such event, no later than 5 Business Days after the occurrence of such event.

The Additional Shares to be delivered resulting from the reduction in the Conversion Price will be determined by reference to the table below and will be based on the Conversion Date and the Applicable Price in connection with such transaction.

The “Applicable Price” in connection with a Make-Whole Event means:

(a)           if the consideration (excluding cash payment for fractional shares or pursuant to statutory appraisal rights) paid to holders of Common Stock in connection with such transaction consists exclusively of cash, the amount of such cash per share of Common Stock; and

(b)           in all other cases, the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date.

Upon conversion of Notes during the Make-Whole Period, Parent shall deliver, on the third Business Day following the Conversion Date, a number of shares of Common Stock (plus cash in lieu of fractional shares) equal to the Accreted Principal Amount of the Notes surrendered for conversion divided by the adjusted Conversion Price.

The Applicable Prices set forth in the first row of the table (i.e., the column headers), shall be adjusted as of any date on which the Conversion Price of the Notes is adjusted.  The adjusted Applicable Prices shall equal the Applicable Prices in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Price immediately after the adjustment giving rise to the stock price adjustment and the denominator of which is the Conversion Price immediately prior to such adjustment. The adjusted Conversion Prices set forth in the table are subject to further adjustment as set forth in Section 10.06.

The following table sets forth the Applicable Prices and the applicable adjusted Conversion Prices for the Notes.

Conversion	Applicable Price
Date	$0.75	$1.00	$1.25	$1.50	$1.75	$2.00	$2.25	$2.50	$2.75	$3.00	$3.50	$4.00	$4.50	$5.00	$6.00	$7.00	$8.00	$10.00
June 26, 2009	$0.6114	$0.6562	$0.6890	$0.7145	$0.7345	$0.7509	$0.7639	$0.7745	$0.7830	$0.7900	$0.8003	$0.8073	$0.8121	$0.8155	$0.8195	$0.8217	$0.8229	$0.8240
July 15, 2010	$0.6374	$0.6890	$0.7279	$0.7593	$0.7849	$0.8063	$0.8235	$0.8374	$0.8485	$0.8574	$0.8702	$0.8783	$0.8835	$0.8868	$0.8903	$0.8919	$0.8926	$0.8932
July 15, 2011	$0.6609	$0.7175	$0.7610	$0.7986	$0.8321	$0.8612	$0.8856	$0.9053	$0.9208	$0.9325	$0.9477	$0.9557	$0.9598	$0.9618	$0.9633	$0.9637	$0.9638	$0.9638
July 15, 2012	$0.6853	$0.7468	$0.7903	$0.8288	$0.8674	$0.9070	$0.9460	$0.9803	$0.9979	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000
July 15, 2013	$0.7110	$0.7807	$0.8234	$0.8572	$0.8900	$0.9235	$0.9564	$0.9850	$0.9989	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000
July 15, 2014	$0.7373	$0.8236	$0.8680	$0.8965	$0.9211	$0.9457	$0.9696	$0.9901	$0.9996	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000
July 15, 2015	$0.7500	$0.8812	$0.9332	$0.9547	$0.9665	$0.9766	$0.9866	$0.9955	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000
July 15, 2016	$0.7500	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000

The exact Applicable Price and Conversion Dates may not be set forth in the table above, in which case:

1.                                       if the Applicable Price is between two Applicable Price amounts in the table or the Conversion Date is between two dates in the table, the adjusted Conversion Price will be determined by straight-line interpolation between the adjusted Conversion Prices set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365 day year;

2.                                       if the Applicable Price is in excess of $10.00 per share (subject to adjustment), there will be no decrease in the Conversion Price; and

3.                                       if the Applicable Price is less than $0.75 per share (subject to adjustment), there will be no decrease in the Conversion Price.

Notwithstanding the foregoing, in no event will the Conversion Price be less than $0.6114 per share, subject to adjustment in the same manner as any adjustment to the Conversion Price as set forth in Section 10.06.

Section 10.06.  Adjustment of Conversion Price.  The Conversion Price shall be adjusted as described below if any of the following events occurs:

(a)           the issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Conversion Price shall be adjusted based on the following formula:

CP1	=	CP0	x	OS0
OS1

where,

CP0         =              the Conversion Price in effect at the close of business on the Record Date

CP1         =              the Conversion Price in effect immediately after the Record Date

OS0         =              the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date

OS1         =              the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.

Such adjustment shall become effective immediately after (x) the Record Date for such dividend or distribution or (y) the effective date of such subdivision or combination.  If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(b)           the issuance to all holders of Common Stock of certain rights or warrants entitling them for a period expiring 45 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock at less than the average Closing Sale Price of Common Stock for the ten consecutive Trading Days ending on the Trading Day immediately preceding the time of announcement of such issuance; in which event the Conversion Price will be adjusted based on the following formula:

CP1	=	CP0	x	OS0 + Y
OS0 + X

where,

CP0         =              the Conversion Price in effect at the close of business on the Record Date

CP1         =              the Conversion Price in effect immediately after the Record Date

OS0         =              the number of shares of Common Stock outstanding at the close of business on the Record Date

X             =              the total number of shares of Common Stock issuable pursuant to such rights or warrants

Y             =              the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Sale Prices of Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights or warrants.

Such adjustment shall become effective immediately after the Record Date for such distribution.  In the event that such rights or warrants described in this Section 10.06(b) are not so distributed, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect if the Record Date for such distribution had not occurred.  To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of the Common Stock actually delivered. In determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash to be determined by the Parent’s Board of Directors.

(c)           the dividend or other distribution to all holders of Common Stock of shares of capital stock (other than Common Stock) or evidences of indebtedness or assets (excluding any dividend, distribution or issuance as to which an adjustment was effected by clauses (a) or (b) above or (d) below) in which event the Conversion Price will be adjusted based on the following formula:

CP1	=	CP0	x	SP0 – FMV
SP0

where,

CP0         =              the Conversion Price in effect at the close of business on the Record Date

CP1         =              the Conversion Price in effect immediately after the Record Date

SP0          =              the Current Market Price per share of Common Stock

FMV       =              the fair market value (as determined by Parent’s Board of Directors), on the Record Date, of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock.

However, if the transaction that gives rise to an adjustment pursuant to this clause (c) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of

Parent (a “Spin-Off”) that are, or, when issued, will be, traded on a U.S. securities exchange, then the Conversion Price will instead be adjusted based on the following formula:

CP1	=	CP0	x	MP0
FMV0 + MP0

where,

CP0         =              the Conversion Price in effect at the close of business on the last Trading Day of the valuation period referred to below

CP1         =              the Conversion Price in effect immediately after the last Trading Day of the valuation period referred to below

FMV0     =              the average of the Closing Sale Prices of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period (the “Valuation Period”) commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which such capital stock or equity interest is then listed or quoted

MP0        =              the average of the Closing Sale Prices of the Common Stock over such Valuation Period.

If the final day of the Valuation Period occurs after the second Business Day immediately preceding the Maturity Date, the Valuation Period shall be deemed to be such number of Trading Days from, and including, the third Trading Day after the commencement of ex-distribution trading to, and including, the second Business Day immediately preceding the Maturity Date.

Such adjustment shall become effective immediately after the Record Date for such dividend or distribution.  If such dividend or distribution is not so made, the Conversion Price shall be readjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(d)           dividends or other distributions consisting exclusively of cash to all holders of Common Stock, in which event the Conversion Price will be adjusted based on the following formula:

CP1	=	CP0	x	SP0 – C
SP0

where,

CP0         =              the Conversion Price in effect at the close of business on the Record Date

CP1         =              the Conversion Price in effect immediately after the Record Date

SP0          =              the Current Market Price per share of Common Stock

C             =              the amount in cash per share distributed by Parent to holders of Common Stock

Such adjustment shall become effective immediately after the Record Date for such dividend or distribution.  In the event that any such dividend or distribution is not so made, the Conversion Price shall be readjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(e)           Parent or one or more of its Subsidiaries make purchases of Common Stock pursuant to a tender offer or exchange offer by Parent or one of its Subsidiaries for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Price shall be adjusted based on the following formula:

CP1	=	CP0	x	OS0 x SP1
FMV + (SP1 x OS1)

where,

CP0         =              the Conversion Price in effect on the Trading Day immediately following such Expiration Date

CP1         =              the Conversion Price in effect on the second Trading Day immediately following such Expiration Date

FMV       =              the fair market value (as determined by Parent’s Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date

OS1         =              the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender offer or exchange offer

OS0         =              the number of shares of Common Stock outstanding at the Expiration Time, including any purchased or exchanged shares

SP1          =              the average of the Closing Sale Prices of Common Stock for the ten consecutive Trading Days ending on the Trading Day next succeeding the Expiration Date

Such adjustment shall become effective immediately prior to the open of business on the Trading Day immediately following the Expiration Date.  In the event Parent or one of its Subsidiaries is obligated to purchase shares of the Common Stock pursuant to any such tender offer or exchange offer, but Parent or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, the Conversion Price shall be readjusted to be the Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this clause (e) to any tender offer or exchange offer would result in a decrease in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this Section 10.06(e).

(f)            Except with respect to a Spin-Off, in cases where the fair market value (as determined by Parent’s Board of Directors) of assets, debt securities or certain rights, warrants or options to purchase Parent’s securities, or the amount of the cash dividend or distribution applicable to one share of Common Stock, distributed to all or substantially all stockholders equals or exceeds the average Closing Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution, rather than being entitled to an adjustment in the Conversion Price, the Holder will be entitled to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities or rights, warrants or options, or cash comprising the distribution, if any, that such Holder would have received if such Holder had held a number of shares of Common Stock equal to the Accreted Principal Amount of the Notes held, divided by the Conversion Price in effect immediately prior to the Record Date for determining the stockholders entitled to receive the distribution.

(g)           To the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, Parent from time to time may decrease the Conversion Price by any amount for a period of at least twenty (20) calendar days if the decrease is irrevocable during the period and Parent’s Board of Directors shall have made a determination that such decrease would be in Parent’s best interest, which determination shall be conclusive.  Whenever the Conversion Price is decreased pursuant to the preceding sentence, Parent shall mail to holders of record of the Notes a notice of the decrease, which notice will be given at least five (5) calendar days prior to the effectiveness of any such decrease, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(h)           In addition, Parent may (but is not required to) decrease the Conversion Price to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(i)            Adjustments to the Conversion Price shall be calculated to the nearest cent. No adjustment to the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Price. However, Parent will carry forward any adjustments that are less than 1% of the Conversion Price that it elects not to make and take them into account upon the earlier of (1) any conversion of Notes or (2) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Price by at least 1%.

(j)            Whenever the Conversion Price is adjusted as herein provided, Parent shall issue a press release containing the relevant information, including, but not limited to, any applicable declaration date, and make this information available on its website.  In addition, Parent shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth any applicable declaration date and the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge is still in effect.  Promptly after delivery of such certificate, Parent shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder at its last address appearing on the Security Register within twenty (20) calendar days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)           In any case in which this Section 10.06 provides that an adjustment shall become effective immediately after (i) a Record Date for a dividend or distribution described in Sections 10.06(a), 10.06(b) or 10.06(d), (ii) the effective date for a share split or share combination of the Common Stock described in Section 10.06(a), (iii) a Record Date for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.06(b), or (iv) the Expiration Date for any tender or exchange offer pursuant to Section 10.06(e), (each, a “Determination Date”), Parent may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Notes converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 10.06.  For purposes of this Section 10.06(k), the term “Adjustment Event” shall mean:

(1) in any case referred to in clause (i) hereof, the date any such dividend or distribution is paid or made;

(2) in any case referred to in clause (ii) hereof, the occurrence of such event;

(3) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants; and

(4) in any case referred to in clause (iv) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l)            To the extent that Parent has a shareholder rights plan in effect, upon conversion of the Notes into Common Stock, Holders will receive, in addition to the Common Stock due upon conversion, the rights under the rights plan, unless the rights have separated from the Common Stock, prior to any conversion, in which case the Conversion Price will be adjusted at the time of separation as described in clause (3) above. A further adjustment will occur as described in clause (3) above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(m)          Notwithstanding any of the foregoing clauses in this Section 10.06, the applicable Conversion Price shall not be adjusted pursuant to clauses (b) through (d) above if the Holders will participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 10.06 without conversion of such Holder’s Notes on a basis equivalent to a holder of a number of shares of Common Stock equal to the Accreted Principal Amount of the Notes held by the Holder divided by the applicable Conversion Price.  In no event shall Parent adjust the Conversion Price to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock.  In addition, the applicable Conversion Price will not be adjusted:

(i)         upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of Parent or any of its Subsidiaries and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)        upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Parent or any of its Subsidiaries;

(iii)       upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

(iv)       for a change in the par value of the Common Stock; or

(v)        for accrued and unpaid interest.

(n)           For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  Parent shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Parent.

(o)           If the Conversion Price of the Notes is adjusted pursuant to this Indenture, to the extent such adjustment results in a constructive distribution to beneficial owners of the Notes under Section 305 of the Internal Revenue Code of 1986, as amended, either Co-Issuer may, to the extent required by law, recoup or set-off such liability against any payments (whether in cash or Common Stock) made with respect to the Notes (or any Common Stock received upon conversion thereof) to such beneficial owners.

Section 10.07.  Effect of Reclassification, Consolidation, Merger Or Sale.  In the event of:

(a)           any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination to which Section 10.06(a) applies or a change in par value or from par value to no par value or vice versa);

(b)           a consolidation, merger or combination involving Parent; or

(c)           a sale, lease or other transfer to a third party of the consolidated assets of Parent and its Subsidiaries substantially as an entirety, or any statutory share exchange,

in which holders of Common Stock received cash, securities or other property (the “Reference Property”) in exchange for such Common Stock (any such event or transaction, a “Reorganization Event”), in each case, Parent or its successor, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that the Notes shall become convertible based on the type and amount of consideration that the holders of a number of shares of Common Stock equal to the Accreted Principal Amount of Notes divided by the Conversion Price would have received in such Reorganization Event.  If the Reorganization Event causes the Common Stock to be exchanged for more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be (1) if the holders of a majority of Common Stock make an affirmative election, the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (2) if the holders of a majority of Common Stock do not make an affirmative election, the weighted average of the types and amounts of consideration received by all holders of Common Stock.  In all cases, the provisions under Section 10.04 shall continue to apply with respect to the calculation of the Conversion Obligation.  Parent hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 10.  Parent shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Security Register of the Notes maintained by the Security Registrar, within twenty (20) calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

Section 10.08.  Certain Covenants.  (a) Parent shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.

(b)           Parent covenants that all shares of Common Stock issued upon conversion of Notes shall be duly and validly issued and fully paid and non-assessable by Parent and free from all taxes, liens and charges with respect to the issue thereof.

(c)           Parent shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such shares of Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 10.09.  Notice To Holders Prior To Certain Actions.  In case:

(a)           Parent shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 10.06; or

(b)           Parent shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Price pursuant to Section 10.06; or

(c)           of any reclassification of the Common Stock of Parent (other than a share split or share combination of its outstanding Common Stock, or a change in par value), or of any share exchange, consolidation or merger to which Parent is a party and for which approval of any stockholders of Parent is required, or of the conveyance, transfer, sale, lease or other disposition of all or substantially all of the consolidated assets of Parent; or

(d)           of the voluntary or involuntary dissolution, liquidation or winding up of Parent;

Parent shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least twenty (20) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the declaration date of the dividend or other distribution, (y) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (z) the date on which such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 10.10.  Stockholder Rights Plans.  If the rights provided for in any rights plan adopted by Parent have not separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, upon conversion of Notes, the converting Holder shall receive, in addition to shares of Common Stock, if any, the rights under the applicable stockholders rights agreement.  If such rights have separated from the Common Stock, the Conversion Price shall be adjusted as provided in Section 10.06(c) at the time of separation as if Parent distributed to all holders of the Common Stock, shares of Parent’s Capital Stock, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.11.  Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Price or whether any facts exist that may require any adjustment (including any increase) of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of Parent to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of Parent contained in this Article 10.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 10.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Co-Issuers shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 10.02(a) with respect to the termination of conversion rights has occurred until Parent has delivered to the Trustee and the Conversion Agent the notices referred to in Section 10.02(b), on which notices the Trustee and the Conversion Agent may conclusively rely, and Parent agrees to deliver such notices to the Trustee and the Conversion Agent promptly if it elects to terminate conversion rights as provided for in Section 10.02(a).

ARTICLE 11
GUARANTEES

Section 11.01.  Guarantees.  Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Co-Issuers hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Co-Issuers to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitation set forth in Section 11.04 hereof.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against either Co-Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of either Co-Issuer, any right to require a proceeding first against either Co-Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee.  Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection.  Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against either Co-Issuer or any other Guarantor.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to either Co-Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either Co-Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (x) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against either Co-Issuer for liquidation, reorganization, should either Co-Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of either Co-Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 11.02.  Severability.  In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.03.  Restricted Subsidiaries.  The Co-Issuers shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of  Section 5.14 to (i) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal (premium, if any), interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against either Co-Issuer under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior secured basis, (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture and (iii) execute and deliver a supplement or such comparable documentation to become a Grantor or Pledgor to the Security Agreement, Pledge Agreement and the other Security Documents and to take all actions to cause the Lien created by the Security Documents to be duly perfected to the extent required by such agreement.  Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 11.07 be deemed to refer to all Guarantors, including such Restricted Subsidiary.  Such Guarantee shall be released in accordance with Section 8.03 and Section 5.14(b).

Section 11.04.  Limitation of Guarantors’ Liability.  Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 11.04, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 11.05.  Contribution.  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Co-Issuers’ obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor.  “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 11.06.  Subrogation.  Each Guarantor shall be subrogated to all rights of Holders against the Co-Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Co-Issuers under this Indenture or the Notes shall have been paid in full.

Section 11.07.  Reinstatement.  Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 11.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to either Co-Issuer upon the bankruptcy or insolvency of either Co-Issuer or any Guarantor.

Section 11.08.  Release of A Guarantor.  Concurrently with the discharge of the Notes under Section 7.01, the Guarantors shall be released from all their obligations under their Guarantees under this Article 11.  Any Guarantor shall be released from all its obligations under its Guarantee in accordance with Section 8.03 and Section 5.14(b).

Section 11.09.  Benefits Acknowledged.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article 11.

ARTICLE 12
SECURITY

Section 12.01.  Collateral and Security Documents.  The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other Obligations of the Co-Issuers and the Guarantors to the Holders, the Trustee or the

Collateral Agent under this Indenture, the Notes, the Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure such Co-Issuers’ and Guarantors’ Obligations, subject to the terms of the Intercreditor Agreement.  The Trustee and the Co-Issuers hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Notes Secured Parties, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement.  Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.  The Co-Issuers shall deliver, or cause to be delivered, to the Collateral Agent copies of all documents pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Co-Issuers shall, and shall cause the Subsidiaries of Parent to, use their commercially reasonable efforts to take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Co-Issuers and the Guarantors under this Indenture, the Notes and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Collateral Agent for the benefit of the Notes Secured Parties.  The Co-Issuers shall, and shall cause the Subsidiaries of Parent to, and each Subsidiary shall, make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Co-Issuers and Subsidiaries of Parent) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest with the priority set forth in the Intercreditor Agreement and subject only to Permitted Liens.

Section 12.02.  Recordings and Opinions.  (a) To the extent applicable, the Co-Issuers shall cause TIA § 313(b), relating to reports, TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents and TIA § 314(b), to be complied with.

(b)        Any release of Collateral permitted by Section 12.03 hereof will be deemed not to impair the Liens under this Indenture, the Security Agreement, the Pledge Agreement and the other Security Documents in contravention thereof.  Any certificate or opinion required by TIA § 314(d) shall be made by an officer or legal counsel, as applicable, of the Co-Issuers except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent

Person, which Person will be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee.

(c)        Notwithstanding anything to the contrary in this Section 12.02, the Co-Issuers shall not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.  Without limiting the generality of the foregoing, the Co-Issuers and the Guarantors may, subject to the other provisions of this Indenture, among other things, without any release or consent by the Notes Secured Parties, conduct ordinary course activities with respect to the Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business as permitted by Section 1018 of the First Lien Notes Indenture; (viii) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and (ix) abandoning any intellectual property that is no longer used or useful in the Co-Issuers’ or the Guarantor’s businesses.

Section 12.03.  Release of Collateral.  (a) Subject to Sections 12.02(b) and 12.04 hereof, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby.  The Co-Issuers and the Guarantors shall be entitled to a release of property and other assets included in the Collateral from the Liens securing the Notes and the Guarantees, and the Trustee (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Co-Issuers’ sole cost and expense, under one or more of the following circumstances:

(i)            to enable the Co-Issuers or any Guarantor to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited hereunder or under Section 1018 of the First Lien Notes Indenture;

(ii)           the release of Excess ABL Proceeds or Excess Proceeds that remain unexpended after the conclusion of an ABL Asset Sale Offer or Asset Sale Offer, as the case may be, conducted in accordance with the terms of the First Lien Notes Indenture;

(iii)          in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor;

(iv)          pursuant to an amendment or waiver in accordance with Article 9 of this Indenture; or

(v)           if the Notes have been discharged pursuant to Article 7 of this Indenture.

(b)        Upon receipt of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under this Indenture and the Security Documents (and TIA Section 314(d)), if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Co-Issuers, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Co-Issuers’ expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.  Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

Section 12.04.  Certificates of The Trustee.  In the event that the Co-Issuers wish to release Collateral in accordance with this Indenture, the Security Documents and the Intercreditor Agreement at a time when the Trustee is not itself also the Collateral Agent and the Co-Issuers have delivered the certificates and documents required by the Security Documents and Section 12.03 hereof, if TIA § 314(d) is applicable to such release (the applicability of which will be established to the reasonable satisfaction of the Trustee), the Trustee shall determine whether it has received all documentation required by TIA § 314(d) in connection with such release (which determination may be based upon the Opinion of Counsel hereafter described) and, based on an Opinion of Counsel pursuant to Section 102 of the Base Indenture, shall deliver a certificate to the Collateral Agent setting forth such determination.  The Trustee, however, shall have no duty to confirm the legality, genuineness, accuracy, contents or validity of such documents (or any signature appearing therein), its sole duty being to certify its receipt of such documents which, on their face (and assuming that they are what they purport to be), conform to § 314(d) of the TIA.

Section 12.05.  Suits To Protect The Collateral.  Subject to the provisions of Article Six of the Base Indenture and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a)        enforce any of the terms of the Security Documents; and

(b)        collect and receive any and all amounts payable in respect of the obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 12.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee.

Section 12.06.  Authorization of Receipt of Funds By The Trustee Under The Security Documents.  Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 12.07.  Purchase Protected.  In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the Co-Issuers or the applicable Guarantor to make any such sale or other transfer.

Section 12.08.  Powers Exercisable By Receiver Or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Co-Issuers or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Co-Issuers or a Guarantor or of any officer or officers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 12.09.  Release Upon Termination of The Co-Issuers’ Obligations.  In the event that the Co-Issuers deliver to the Trustee, in form and substance reasonably acceptable to it, an Officers’ Certificate certifying that payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or, the Trustee shall deliver to the Co-Issuers and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

Section 12.10.  Collateral Agent.  (a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Security Agreement, the Pledge Agreement, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Agreement, the Pledge Agreement, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Agreement, the Pledge Agreement, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto.  The Collateral Agent agrees to act as such on the express conditions contained in this Section 12.10.  The provisions of this Section 12.10 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor the Co-Issuers or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 12.03.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Agreement, the Pledge Agreement, the Security Documents and the Intercreditor Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or either Co-Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Agreement, the Pledge Agreement, the Security Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Except as expressly otherwise provided in this Indenture, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Indenture, the Security Agreement, the Pledge Agreement, the Security Documents and the Intercreditor Agreement, including the exercise of remedies pursuant to Article 6, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(b)        The Collateral Agent may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects as long as such selection was made without negligence or willful misconduct.

(c)        None of the Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own negligence or willful misconduct) or under or in connection with the Security Agreement, the Pledge Agreement, any Security Document or the Intercreditor Agreement or the transactions contemplated thereby (except for its own negligence or willful misconduct), or (ii) be responsible in any manner to the Trustee or any

Holder for any recital, statement, representation, warranty, covenant or agreement made by either Co-Issuer or any Guarantor, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this or any other Indenture, the Security Agreement, the Pledge Agreement, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture, the Security Agreement, the Pledge Agreement, the Security Documents or the Intercreditor Agreement, or for any failure of either Co-Issuer or any Guarantor or any other party to this Indenture, the Security Agreement, the Pledge Agreement, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder.  None of the Collateral Agent or any of its agents or employees shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture, the Security Agreement, the Pledge Agreement, the Security Documents or the Intercreditor Agreement or to inspect the properties, books or records of either Co-Issuer or any Guarantor.

(d)        The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Co-Issuers or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Agreement, the Pledge Agreement, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Agreement, the Pledge Agreement, the Security Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)        The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or the Co-Issuers referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 (subject to Section 12.10); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f)         The Bank of New York Mellon Trust Company, N.A. and its Affiliates (and any successor Collateral Agent and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Co-Issuers and the Guarantors as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee.  The Trustee and the Holders acknowledge that, pursuant to such activities, The Bank of New York Mellon Trust Company, N.A. or its Affiliates (and any successor Collateral Agent and its Affiliates) may receive information regarding the Co-Issuers and the Guarantors (including information that may be subject to confidentiality obligations in favor of the Co-Issuers and the Guarantors) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders.  Nothing herein shall impose or imply any obligation on the part of The Bank of New York Mellon Trust Company, N.A. (or any successor Collateral Agent) to advance funds.

(g)        The Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Co-Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent.  If the Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Co-Issuers (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor Collateral Agent.  If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Co-Issuers (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent.  If no successor collateral agent is appointed and consented to by the Co-Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition at the expense of the Co-Issuers a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated.  After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 12.10 (and Section 12.12) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(h)        The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion.  Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(i)         The Trustee, as such and as Collateral Agent, is authorized and directed to (i) enter into the Security Agreement, the Pledge Agreement and the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Agreement, the Pledge Agreement and the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Agreement, the Pledge Agreement and the Security Documents and the Intercreditor Agreement.

(j)         The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Co-Issuers and the Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent.

(k)        The Trustee and the Collateral Agent are each Holder’s agents for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession.  Should the Trustee obtain possession of any such Collateral, upon request from the Co-Issuers, the Trustee shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(l)         The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Co-Issuers and the Guarantors or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to this Indenture, the Security Agreement, the Pledge Agreement, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral, and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(m)       If the Co-Issuers (i) incur any obligations in respect of Additional First Lien Notes or Lenders Debt at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Notes or Lenders Debt entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) deliver to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a trustee for the holders of the Additional First Lien Notes or a designated agent or representative for the holders of the Lenders Debt so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Co-Issuers, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(n)        No provision of this Indenture, the Security Agreement, the Pledge Agreement the Intercreditor Agreement or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(o)        The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Co-Issuers (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

Section 12.11.  Designations.  Except as provided in the next sentence, for purposes of the provisions hereof and of the Intercreditor Agreement requiring the Co-Issuers to designate Indebtedness for the purposes of the terms “Lenders Debt” and “Other Pari Passu Lien Obligations” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Co-Issuers by an Officer and delivered to the Trustee, the Collateral Agent and the Bank Collateral Agent.  For all purposes hereof and of the Intercreditor Agreement, the Co-Issuers hereby designate the Obligations pursuant to the Credit Agreement as “Lenders Debt.”

Section 12.12.  Compensation and Indemnification.  The Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 606 of the Base Indenture (with the references to the Trustee therein being deemed to refer to the Collateral Agent).

Section 12.13.  Intercreditor Agreement, Security Agreement, Pledge Agreement and Other Security Documents.  The Trustee and Collateral Agent is each hereby directed and authorized to execute and deliver the Intercreditor Agreement, the Security Agreement, the Pledge Agreement and any other Security Documents in which it is named as a party.  It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.  Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Intercreditor Agreement, the Security Agreement, the Pledge Agreement or any other Security Documents, the Trustee and Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 13
RANKING OF NOTE LIENS

Section 13.01.  Relative Rights.  The Intercreditor Agreement defines the relative rights, as lienholders, of the ABL Secured Parties, the First Lien Notes Secured Parties and the Notes Secured Parties.  Nothing in this Indenture or the Intercreditor Agreement shall:

(a)        impair, as between the Co-Issuers and Holders, the obligation of the Co-Issuers, which is absolute and unconditional, to pay principal of, and interest on, such Notes in accordance with their terms or to perform any other obligation of the Co-Issuers or any Guarantor under this Indenture, the Notes, the Guarantees and any Security Documents;

(b)        restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreement;

(c)        prevent the Trustee or any Holder from exercising against the Co-Issuers or any Guarantor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreement); or

(d)        restrict the right of the Trustee or any Holder:

(i)            to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to the Co-Issuers or any Guarantor or otherwise to commence, or seek relief commencing, any Insolvency or Liquidation Proceeding involuntarily against the Co-Issuers or any Guarantor;

(ii)           to make, support or oppose any request for an order for dismissal, abstention or conversion in any Insolvency or Liquidation Proceeding;

(iii)          to make, support or oppose, in any Insolvency or Liquidation Proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(iv)          to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any Insolvency or Liquidation Proceeding and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 13;

(v)           to seek or object to the appointment of any professional person to serve in any capacity in any Insolvency or Liquidation Proceeding or to support or object to any request for compensation made by any professional person or others therein;

(vi)          to make, support or oppose any request for order appointing a trustee or examiner in any Insolvency or Liquidation Proceeding; or

(vii)         otherwise to make, support or oppose any request for relief in any Insolvency or Liquidation Proceeding that it is permitted by law to make, support or oppose:

(A)            as if it were a holder of unsecured claims; or

(B)            as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding (in each case set forth in this clause (vii) except as set forth in the Intercreditor Agreement).

ARTICLE 14
INAPPLICABLE PROVISIONS OF THE BASE INDENTURE

Section 14.01.  Redemption of Securities.  The provisions of Article Eleven of the Base Indenture shall not apply to the Notes.

Section 14.02.  Sinking Funds.  The provisions of Article Twelve of the Base Indenture shall not apply to the Notes.

ARTICLE 15
MISCELLANEOUS

Section 15.01.  Trust Indenture Act Controls.  This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof or the Base Indenture that is required to be included in an indenture qualified under the Trust Indenture Act, the required provision shall control.

Section 15.02.  Communication By Holders With Other Holders.  Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Co-Issuers, the Trustee, the Security Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 15.03.  Rules By Trustee, Paying Agent and Security Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Security Registrar and the Paying Agent may make reasonable rules for their functions.

Section 15.04.  GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 15.05.  No Recourse Against Others.  No director, officer, employee, incorporator, stockholder or partner of either Co-Issuer, as such, shall have any liability for any obligations of the Co-Issuers under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release shall be part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 15.06.  Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

Section 15.07.  Severability Clause.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 15.08.  Calculations.  Except as otherwise provided in this Supplemental Indenture, the Co-Issuers shall be responsible for making all calculations called for under this Indenture and the Notes. The Co-Issuers shall make all such calculations in good faith and, absent manifest error, their calculations shall be final and binding on Holders.  The Co-Issuers upon request shall provide a schedule of their calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Co-Issuers’ calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Holder upon the request of such Holder.

Section 15.09.  Recitals.  The recitals herein are deemed to be those of the Co-Issuers and not of the Trustee.

Section 15.10.  Ratification of Base Indenture.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

SEALY MATTRESS COMPANY, as Co-Issuer
By:	*
	Name:	Jeffrey C. Ackerman
	Title:	Executive Vice President & Chief Financial Officer

SEALY CORPORATION, as Co-Issuer
By:	*
	Name:	Jeffrey C. Ackerman
	Title:	Executive Vice President & Chief Financial Officer

Guarantors
ADVANCED SLEEP PRODUCTS
WESTERN MATTRESS COMPANY
SEALY COMPONENTS-PADS, INC.
THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP
SEALY MATTRESS MANUFACTURING COMPANY, INC.
SEALY MATTRESS CORPORATION
SEALY-KOREA, INC.
OHIO-SEALY MATTRESS MANUFACTURING CO.
SEALY MATTRESS COMPANY OF ILLINOIS
A. BRANDWEIN & CO.
SEALY OF MARYLAND AND VIRGINIA, INC.
OHIO-SEALY MATTRESS MANUFACTURING CO. INC.
MATTRESS HOLDINGS INTERNATIONAL, LLC
SEALY MATTRESS COMPANY OF MICHIGAN, INC.
SEALY OF MINNESOTA, INC.
SEALY MATTRESS COMPANY OF KANSAS CITY, INC.
SEALY MATTRESS COMPANY OF ALBANY, INC.
SEALY TECHNOLOGY LLC
SEALY REAL ESTATE, INC.
NORTH AMERICAN BEDDING COMPANY
SEALY, INC.
SEALY MATTRESS COMPANY OF PUERTO RICO
SEALY MATTRESS COMPANY OF MEMPHIS
SEALY TEXAS MANAGEMENT, INC.
SEALY MATTRESS CO. OF S.W. VIRGINIA

By:	*
	Name:	Jeffrey C. Ackerman
	Title:	Vice President & Chief Financial Officer

* The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

By:	/s/ Jeffrey C. Ackerman
Jeffrey C. Ackerman

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Christie Leppert
	Name:	Christie Leppert
	Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Collateral Agent

By:	/s/ Christie Leppert
	Name:	Christie Leppert
	Title:	Assistant Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	Initial Principal Amount $[ ]

8% Senior Secured Third Lien Convertible Note due 2016

CUSIP No.:  812139400

ISIN:  US8121394006

SEALY MATTRESS COMPANY, an Ohio corporation and SEALY CORPORATION, a Delaware corporation, jointly and severally, promises to pay on July 15, 2016 to [CEDE & CO.](1), or its registered assigns, the Accreted Principal Amount hereof based on the Initial Principal Amount set forth above [(or such greater or lesser Initial Principal Amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto)](1), together with the Accretion Amount for the Interest Payment Date falling on July 15, 2016.

Except as specified in the Indenture, this Note shall not bear cash interest.  Instead the Accreted Principal Amount of this Note shall be increased on each Interest Payment Date by the Accretion Amount.  This Note is convertible into shares of common stock of Sealy Corporation and is subject to repurchase at the option of the Holder hereof in certain circumstances, in each case, as specified on the reverse side of this Note and in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

(1) Use bracketed language only if Global Note.

Dated:

SEALY MATTRESS COMPANY, as Co-Issuer

By:
Name:
Title:

By:
Name:
Title:

SEALY CORPORATION, as Co-Issuer

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

8% Senior Secured Third Lien Convertible Note due 2016

SEALY MATTRESS COMPANY, an Ohio corporation (the “Company”) and SEALY CORPORATION, a Delaware corporation (“Parent” and, together with the Company, the “Co-Issuers”), jointly and severally issued this Note under an Indenture dated as of July 10, 2009 (herein called the “Base Indenture”), as supplemented by the Supplemental Indenture dated as of July 10, 2009 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), between the Co-Issuers and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Co-Issuers, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered.  All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

1.          Method of Payment

Holders must surrender Notes to a Paying Agent to collect payment.  The Co-Issuers shall make payment in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  The Co-Issuers may make payment by check payable in such money.

2.          Paying Agent, Security Registrar and Conversion Agent

Initially, the Trustee will act as Paying Agent, Security Registrar and Conversion Agent.  The Co-Issuers may appoint and change any Paying Agent, Security Registrar or co-registrar or Conversion Agent upon written notice thereto.  Either Co-Issuer or any Subsidiary or Affiliate of any of them may act as Paying Agent, Security Registrar or co-registrar.

3.          Indenture

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

4.          Sinking Fund and Redemption

The Notes are not subject to the provisions of Articles Eleven or Twelve of the Base Indenture.

5.          Repurchase of Notes at the Option of Holders

If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Co-Issuers to repurchase for cash any or all of such Holder’s Notes in accordance with the terms of the Indenture.

6.          Conversion

Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is equal to the Initial Principal Amount or an integral multiple thereof, into shares of Common Stock, at the applicable Conversion Price specified in the Indenture, as adjusted from time to time as provided in the Indenture.

7.          Denominations, Transfer, Exchange

The Notes are in registered form without coupons, in minimum denominations of $25 and integral multiples of $25 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.          Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.          Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Co-Issuers upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money or securities must look to the Co-Issuers for payment as general creditors.

10.        Amendment, Supplement, Waiver

Subject to certain exceptions, the Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Initial Principal Amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate Initial Principal Amount of the Outstanding Notes.  Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents, the Intercreditor Agreement or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

11.        Restrictive Covenants

The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock; (ii) transactions with Affiliates; (iii) Liens; (iv) guarantees of Indebtedness by Restricted Subsidiaries; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; and (vi) merger and certain transfers of assets.  Within 120 days after the end of each fiscal year, the Co-Issuers must report to the Trustee on compliance with such limitations in the manner set forth in the Indenture.

12.        Remedies for Events of Default

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 30% in Initial Principal Amount of the Outstanding Notes may declare all the Notes to be immediately due and payable.  If a bankruptcy or insolvency default with respect to either Co-Issuer or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable.  Holders may not enforce the Indenture, the Security Documents, the Intercreditor Agreement or the Notes except as provided in the Indenture.  The Trustee and the Collateral Agent may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of at least a majority in aggregate Initial Principal Amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.

13.        Trustee Dealings with the Co-Issuers

The Trustee or the Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Co-Issuers and their Affiliates as if it were not the Trustee or the Collateral Agent.

14.        Successor Persons

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person shall be released from those obligations.

15.        Guarantees

The Co-Issuers’ obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior secured basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.        Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.        Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

18.        GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Co-Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to Sealy Corporation, One Office Parkway, Trinity, North Carolina 27230, Attention:  General Counsel.

SCHEDULE A

SCHEDULES OF EXCHANGES OF SECURITIES

SEALY MATTRESS COMPANY

SEALY CORPORATION

8% Senior Secured Third Lien Convertible Notes due 2016

The Initial Principal Amount of this Global Security is [                      ] DOLLARS ($[                  ]).  The following, exchanges, purchases or conversion of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Initial Principal Amount of this Global Security	Amount of increase in Initial Principal Amount of this Global Security	Initial Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF CONVERSION NOTICE]

TO:                          SEALY CORPORATION
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Conversion Agent

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $25 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, cash or a combination of cash and shares of Common Stock deliverable or payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

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Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all):
$
Social Security or Other Taxpayer
Identification Number:

NOTICE:  The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

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EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

TO:                          SEALY MATTRESS COMPANY
SEALY CORPORATION
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Sealy Corporation and Sealy Mattress Company (the “Co-Issuers”) describing the right of Holders to elect to require the Co-Issuers to repurchase the Notes and requests and instructs the Co-Issuers to pay the Accreted Principal Amount of this Note, or the portion thereof (which is $25 Initial Principal Amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at a repurchase price in cash equal to 100% of the Accreted Principal Amount of the Notes to be repurchased, plus interest in cash on the Accreted Principal Amount at the rate set forth in Section 3.03 of the Indenture from and including the immediately preceding Interest Payment Date to but excluding the Fundamental Change Repurchase Date to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Co-Issuers as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatsoever.

Notes Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $25 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

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EXHIBIT D

[FORM OF ASSIGNMENT]

For value received                                                    hereby sell(s) assign(s) and transfer(s) unto                                               (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                                                        attorney to transfer said Notes on the books of the Co-Issuers, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:  The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatsoever.

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